EXHIBIT 10.14



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                                MERGER AGREEMENT

                           DATED AS OF APRIL 10, 2000


                                  BY AND AMONG

                                   CREE, INC.,

                            CRYSTAL ACQUISITION, INC.

                                  NITRES, INC.

                                       AND

                       THOSE SHAREHOLDERS OF NITRES, INC.
                      LISTED ON THE SIGNATURE PAGES HERETO

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
                                TABLE OF CONTENTS

ARTICLE I - THE MERGER .........................................................................1
   1.1 The Merger ..............................................................................1
   1.2 Exchange Procedures .....................................................................4
   1.3 Parties' Intent .........................................................................5
   1.4 Issuances into Escrow ...................................................................5
   1.5 Closing .................................................................................6
   1.6 Transaction Documents ...................................................................6
   1.7 Dissenters'Rights .......................................................................6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS ......6
   2.1 Ownership of Stock ......................................................................7
   2.2 Existence and Good Standing .............................................................7
   2.3 Capital Stock ...........................................................................7
   2.4 Power and Authority .....................................................................7
   2.5 Subsidiaries and Investments ............................................................8
   2.6 Financial Statements; No Material Changes ...............................................8
   2.7 Books and Records .......................................................................9
   2.8 Title to Properties; Encumbrances ......................................................10
   2.9 Tangible Assets ........................................................................10
   2.10 Real Property .........................................................................10
   2.11 Leases ................................................................................10
   2.12 Contracts .............................................................................10
   2.13 Government Contracts ..................................................................11
   2.14 No Conflicts; Restrictive Documents; Consents .........................................14
   2.15 Litigation ............................................................................14
   2.16 Taxes .................................................................................14
   2.17 Independent Contractor Status .........................................................15
   2.18 Liabilities; Indebtedness .............................................................15
   2.19 Insurance .............................................................................16
   2.20 Intellectual Property .................................................................16
   2.21 Licenses ..............................................................................18
   2.22 Compliance with Laws ..................................................................19
   2.23 Accounts Receivable ...................................................................19
   2.24 Employee Relations ....................................................................19
   2.25 Employee Benefit Plans ................................................................19
   2.26 Environmental Matters .................................................................20
   2.27 Interests in Clients, Suppliers, Etc ..................................................22
   2.28 Bank Accounts, Powers of Attorney .....................................................22
   2.29 No Changes Since Balance Sheet Date ...................................................22
   2.30 Disclosure ............................................................................22
   2.31 Broker's or Finder's Fees .............................................................23
   2.32 Copies of Documents ...................................................................23
   2.33 Matters Affecting Employees ...........................................................23
   2.34 Pooling ...............................................................................23
   2.35 Affiliate Letters .....................................................................23
   2.36 Investment ............................................................................23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB ..................24
   3.1 Existence and Good Standing ............................................................24
   3.2 Capital Stock ..........................................................................24
   3.3 Purchaser Shares .......................................................................24
   3.4 Power and Authority ....................................................................25
   3.5 No Conflicts; Restrictive Documents; Consents ..........................................25
   3.6 SEC Reports ............................................................................25
   3.7 Broker's or Finder's Fees ..............................................................26
   3.8 Litigation .............................................................................26
   3.9 No Prior Activities ....................................................................26

ARTICLE IV - CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW ...................................26
   4.1 Conduct of Business of the Company .....................................................26
   4.2 Exclusive Dealing; Voting ..............................................................27
   4.3 Review of the Company ..................................................................28
   4.4 Best Efforts ...........................................................................28

ARTICLE V - CONDITIONS TO THE PURCHASER'S AND MERGER SUB'S OBLIGATIONS ........................28
   5.1 Truth of Representations and Warranties ................................................29
   5.2 Good Standing and Other Certificates ...................................................29
   5.3 Performance of Agreements ..............................................................29
   5.4 No Litigation ..........................................................................29
   5.5 Pooling Letter .........................................................................29
   5.6 Affiliate Letters ......................................................................29
   5.7 Pooling Opinion ........................................................................29
   5.8 Opinion of the Company's Counsel .......................................................30
   5.9 No Material Adverse Change .............................................................30
   5.10 Governmental and Other Approvals and Consents .........................................30
   5.11 State Securities Permit ...............................................................30
   5.12 Employment and Consulting Agreements ..................................................30
   5.13 Certain Agreements ....................................................................30
   5.14 Escrow Agreement ......................................................................30
   5.15 Shareholder Approval ..................................................................31
   5.16 Dissenters ............................................................................31
   5.17 Plan of Merger ........................................................................31
   5.18 Terms of Option Agreements and Restricted Shares ......................................31
   5.19 Tax Matters ...........................................................................31
   5.20 Resignations ..........................................................................31
   5.21 Intra-Company  Debt ...................................................................31
   5.22 Current Employees .....................................................................31
   5.23 Release of Security Interests .........................................................32
   5.24 Holders of Unexercised Options ........................................................32
   5.25 Restricted Shares .....................................................................32

ARTICLE VI - CONDITIONS TO THE COMPANY'S OBLIGATIONS ..........................................32
   6.1 Truth of Representations and Warranties ................................................32
   6.2 Good Standing and Other Certificates ...................................................32
   6.3 Performance of Agreements ..............................................................33
   6.4 Opinion of Purchaser's Counsel .........................................................33
   6.5 State Securities Permit ................................................................33
   6.6 Governmental and Other Approvals and Consents ..........................................33

   6.7 Shareholder Approval ...................................................................33
   6.8 Plan of Merger .........................................................................34
   6.9 Tax Opinion ............................................................................34
   6.10 Bank Loan .............................................................................34

ARTICLE VII - CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES .................................34
   7.1 Non-Competition; Non-Interference ......................................................34
   7.2 Fairness Hearing Application ...........................................................36
   7.3 Pooling Restrictions and Related Matters ...............................................36
   7.4 Compliance with Employment and Consulting Agreements ...................................37
   7.5 Supplemental Disclosure ................................................................37
   7.6 Employees; Continued Operations ........................................................37
   7.7 Form S-8 ...............................................................................38
   7.8 Listing of Additional Shares ...........................................................38
   7.9 401(k) Plan ............................................................................38
   7.10 Dissenters ............................................................................38
   7.11 Shareholder Meeting; Shareholder Approval; Information Statement ......................38
   7.12 Director and Officer Indemnification ..................................................39

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF ................................39
   8.1 Survival of Representations ............................................................39
   8.2 Indemnification ........................................................................39

ARTICLE IX - TERMINATION ......................................................................41
   9.1 Termination ............................................................................41

ARTICLE X - MISCELLANEOUS .....................................................................42
   10.1 Definitions of Certain Terms ..........................................................42
   10.2 Expenses ..............................................................................44
   10.3 Remedies Not Exclusive ................................................................44
   10.4 Governing Law .........................................................................44
   10.5 Further Assurances ....................................................................44
   10.6 Captions ..............................................................................44
   10.7 Publicity .............................................................................44
   10.8 Notices ...............................................................................44
   10.9 Recovery of Litigation Costs ..........................................................46
   10.10 Parties in Interest ..................................................................46
   10.11 Counterparts .........................................................................46
   10.12 Entire Agreement .....................................................................46
   10.13 Construction of Certain Disclosures ..................................................47
   10.14 Amendments ...........................................................................47
   10.15 Severability .........................................................................47
   10.16 Third Party Beneficiaries ............................................................47

Schedules

Schedule 2.1                    Shareholders
Schedule 2.3                    Company Capitalization
Schedule 2.5                    Subsidiaries and Investments
Schedule 2.6                    Financial Statements; Backlog
Schedule 2.8                    Encumbrances
Schedule 2.9                    Tangible Assets
Schedule 2.11                   Leases
Schedule 2.12                   Contracts
Schedule 2.13                   Government Contracts
Schedule 2.14                   Restrictive Documents and Consents
Schedule 2.16                   Taxes
Schedule 2.17                   Company Contractors
Schedule 2.18                   Indebtedness
Schedule 2.19                   Insurance
Schedule 2.20(b)                Registered Proprietary Assets
Schedule 2.20(c)                Other Proprietary Assets
Schedule 2.20(d)                Licensed Proprietary Assets
Schedule 2.20(e)                Encumbrances on Proprietary Assets
Schedule 2.20(f)                Joint Development of Proprietary Assets
Schedule 2.20(g)                Employees or Consultants Not Subject to Confidentiality Agreement
Schedule 2.20(i)                Infringement
Schedule 2.20(j)                Licenses or Other Limitations on Proprietary Assets
Schedule 2.20(k)                Certain Technology Matters
Schedule 2.21                   Licenses
Schedule 2.24                   Employees
Schedule 2.25                   Employee Benefit Plans
Schedule 2.26(b)                Environmental Matters
Schedule 2.26(g)                Storage Tanks
Schedule 2.27                   Interests in Clients, Suppliers, etc.
Schedule 2.28                   Bank Accounts, Powers of Attorney
Schedule 2.29                   No Material Changes
Schedule 2.35                   Rule 145 Affiliates
Schedule 4.1                    Conduct of Business
Schedule 5.13                   Certain Agreements
Schedule 5.22(a)                Employees
Schedule 5.22(b)                Other Employees
Schedule 7.6                    Post-Closing Conduct of Business
Schedule 8.2                    Indemnification Matters

Exhibits

Exhibit A                  - Plan of Merger
Exhibit B                  - Escrow Agreement
Exhibit C-1, C-2 and C-3   - Nondisclosure and Confidentiality Agreement
Exhibit D                  - Affiliate  Letter
Exhibit E                  - Opinion  of  Company's  Counsel
Exhibit F                  - Consulting Agreement
Exhibit G-1, G-2, G-3, G-4 - Employment  Agreements
Exhibit H                  - Opinion of Purchaser's Counsel

                                MERGER AGREEMENT

THIS MERGER AGREEMENT (this "Agreement") is made and dated as of April 10, 2000, by and among CREE, INC., a North Carolina corporation (the "Purchaser"), CRYSTAL ACQUISITION, INC., a North Carolina corporation and wholly-owned subsidiary of the Purchaser ("Merger Sub"), NITRES, INC., a California corporation (the "Company"), and those shareholders of the Company as listed on the signature page to this Agreement (the "Principal Shareholders"). Capitalized terms used in this Agreement and not otherwise defined are defined in Section 10.1 below. Except as otherwise specifically stated, references in this Agreement to schedules and exhibits are references to the documents attached as schedules and exhibits to this Agreement, all of which form a part hereof.

                                   WITNESSETH:

     WHEREAS, the parties to this Agreement desire for Merger Sub and the Company to engage in, and the boards of directors of the Purchaser, Merger Sub and the Company have approved, the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in the related Plan and Agreement of Merger attached as Exhibit A (the "Plan of Merger");

     WHEREAS, the Principal Shareholders are the owners of at least 95% of all issued and outstanding shares of capital stock of the Company and the owners of at least a majority of the issued and outstanding shares of each class of capital stock of the Company, as set forth adjacent to their respective names on
Schedule 2.1; and

     WHEREAS, the parties intend and desire for the Merger to constitute a "pooling of interests" for the Purchaser's accounting purposes and a reorganization within the meaning of Section 368(a) of the Code for United States federal income tax purposes;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1  The Merger

          (a) Upon the performance of all covenants and obligations and the fulfillment of all conditions to the obligations of the parties contained herein (other than such covenants, obligations and conditions as shall have been waived in accordance with the terms hereof), and in accordance with the North Carolina Business Corporation Act, as amended (the "NCBCA"), and the California Corporations Code, as amended (the "California Code"), at the Effective Time (as defined in subsection (b) below), Merger Sub shall be merged with and into the Company in accordance with the Plan of Merger; the separate existence of Merger Sub shall cease; and the Company shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California. The name of the Surviving Corporation shall be "Cree Lighting Company."

          (b) The Merger shall be effected by the filing of articles of merger with the Secretary of State of North Carolina in accordance with the provisions of Article 11 of the NCBCA and the filing of the Plan of Merger with the Secretary of State of California in accordance with the provisions of Section 1103 of the California Code. The Merger shall become effective at the time set forth in such articles of merger and Plan of Merger, which shall be filed contemporaneously with the closing conducted pursuant to
     Section 1.5 below (the "Closing"). The time and date when the Merger shall become effective is referred to in this Agreement as the "Effective Time."

          (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of common stock, $.001 par value per share, or preferred stock, $.001 par value per share, of the Company ("Company Common Stock" and "Company Preferred Stock", respectively, and collectively the "Company Stock"), and subject to the withholding into escrow described in Section 1.4 below:

               (i) Each issued and outstanding share of Company Common Stock (other than treasury shares and Dissenting Shares (as defined below)) shall be converted into the right to receive shares of Common Stock of the Purchaser ("Purchaser Common Stock") such that each holder of shares of Company Common Stock shall be entitled to receive the number of shares of Purchaser Common Stock (less any fractional share, which shall be eliminated) determined by multiplying (A) the number of shares of Company Common Stock set forth opposite his or her name on
          Schedule 2.1 by (B) the Exchange Ratio (as defined below);

               (ii) Each issued and outstanding share of Company Preferred Stock (other than treasury shares and Dissenting Shares) shall be converted into the right to receive the number of shares of Purchaser Common Stock equal to the sum of (A) the number of shares obtained by multiplying the number of shares of Company Preferred Stock set forth opposite his or her name on Schedule 2.1 by the Preference Exchange Ratio (as defined below), plus (B) the number of shares of Purchaser Common Stock that the holder of such shares would have received had the Company Preferred Stock been converted into Company Common Stock immediately prior to the Effective Time (less any fractional share, which shall be eliminated).

               (iii) Each outstanding option to purchase shares of Company Common Stock (a "Stock Option") under the Company 1999 Stock Option/Stock Issuance Plan (the "Company Plan"), whether vested or unvested shall be assumed by Purchaser. Accordingly, each Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option immediately prior to the Effective Time (including without limitation any repurchase rights), the number of shares of Purchaser Common Stock determined by multiplying the number of shares of Company Common Stock that were purchasable immediately prior to the Effective Time upon the exercise of such Stock Option by the Exchange Ratio (less any fractional share, which shall be eliminated) at a price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time under such Stock Option divided by (B) the Exchange Ratio; provided, however, that in the case of any Stock Option to which
          Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. As soon as practicable after the Effective Time, the Purchaser shall deliver to each holder of Stock Options a notice confirming the foregoing assumption and setting forth such holder's rights pursuant thereto, including the number of shares of Purchaser Common Stock purchasable under the assumed Stock Option and the corresponding exercise price thereunder;

               (iv) Each share of Company Common Stock (a) acquired by a Shareholder on the exercise of Stock Options granted by the Company under the Company Plan or (b) otherwise issued by the Company to a Shareholder, which in each case is subject to repurchase rights (collectively, the "Repurchase Rights"), including without limitation Company Common Stock issued pursuant to the Company Plan or pursuant to certain Common Stock Issuance Agreements or certain Common Stock Purchase Agreements between the Company and certain Shareholders (collectively, the "Restricted Shares") shall be converted into the right to receive shares of Purchaser Common Stock as described in
          Section 1.1(c)(i) above and the Repurchase Rights and any agreement or instrument evidencing the Repurchase Rights shall be deemed assigned by the Company to Purchaser and shall be deemed assumed by the Purchaser, thereby giving the Purchaser all the rights that the Company would have had under the terms of the Repurchase Rights including the right to repurchase the shares upon the happening of certain events. As soon as practicable after the Effective Time, the Purchaser shall deliver to each holder of Restricted Shares a notice confirming the foregoing assignment and assumption and setting forth such holder's rights pursuant thereto;

               (v) Each outstanding warrant to purchase shares of Company Preferred Stock (a "Warrant") shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant immediately prior to the Effective Time, the number of shares of Purchaser Common Stock that would have been received by the holder thereof had the warrant been exercised to purchase Company Preferred Stock immediately prior to the Effective Time (less any fractional share, which shall be eliminated) at a price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Preferred Stock immediately prior to the Effective Time under such Warrant multiplied by a fraction the numerator of which shall be the number of shares of Company Preferred Stock for which the Warrant is exercisable and the denominator of which shall be the number of shares of Purchaser Common Stock for which the Warrant is exercisable after the Effective Time. As soon as practicable after the Effective Time, the Purchaser shall deliver to each holder of a Warrant a notice confirming the foregoing and setting forth such holder's rights pursuant thereto, including the number of shares of Purchaser Common Stock purchasable under the Warrant and the corresponding exercise price thereunder; and

               (vi) Each share of Company Stock that is owned by the Company, if any, shall automatically be cancelled and retired and shall cease to exist, and no Purchaser Common Stock shall be delivered in exchange therefor.

          (d) For purposes of this Article I:

               (i) "Average Share Price" shall mean the average of the closing price of Purchaser Common Stock over the 30-day period ending three
          (3) days prior to the Closing, taking into account any stock splits, stock dividends or similar recapitalization.

               (ii) "Company Capitalization" shall mean the Company's fully-diluted capitalization immediately prior to the Effective Time (treating all then-outstanding Stock Acquisition Rights for securities of the Company as fully exercised or converted into shares of

          Company Common Stock), comprised of 2,362,194 shares of Company Stock on the date hereof, as set forth on Schedule 2.3.

               (iii) "Exchange Ratio" shall mean the number (rounded to five decimal places) determined by dividing (A) 2,000,000 (the total number of Purchaser shares) less the Preference Shares by (B) the Company Capitalization. In the event that between the date of this Agreement and the Closing Date, the Purchaser shall change the number of shares of Purchaser Common Stock that are issued and outstanding as a result of any stock split, stock dividend or similar recapitalization, the figures and calculations used to determine the Exchange Ratio each shall be proportionately adjusted correspondingly. Subject to the foregoing sentence, the Purchaser shall have no obligation to issue in excess of 2,000,000 shares of Purchaser Common Stock pursuant to this Agreement.

               (iv) "Preference Exchange Ratio" shall mean $1.48 divided by the Average Share Price.

               (v) "Preference Shares" shall mean that number of shares of Purchaser Common Stock equal to the sum of (A) the total number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time and (B) the total number of shares of Company Preferred Stock that would have been outstanding had all of the Warrants been exercised immediately prior to the Effective Time, multiplied by the Preference Exchange Ratio.

          (e) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of shares of common stock, $.01 par value per share, of Merger Sub ("Merger Sub Common Stock"), each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.2  Exchange Procedures.

          (a) Purchaser hereby designates its transfer agent to act as the Exchange Agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Purchaser shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as the Purchaser and the Exchange Agent may adopt, certificates evidencing the shares of Purchaser Common Stock issuable pursuant to
     Section 1.1(c)(i) and (ii) above in exchange for the shares of Company Stock outstanding immediately prior to the Effective Time less the number of shares of Purchaser Common Stock to be deposited into the Escrow Fund (defined below) pursuant to Section 1.4 below. Upon surrender of a stock certificate representing shares of Company Stock (a "Certificate") for cancellation to the Exchange Agent in accordance with the Purchaser's and Exchange Agent's procedures, the holder of such Certificate shall be entitled to receive in exchange therefor (A) the number of shares represented by the surrendered Certificate, multiplied by (B) the applicable number of shares pursuant to Section 1.1(c). The Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.2(a), each Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the merger consideration described above for each share represented by the Certificate. In no event shall the holder of any such surrendered Certificate be entitled to receive interest on any merger consideration to be received in connection with the Merger. Neither the Exchange Agent nor the Purchaser shall be liable to a holder of Company Stock for any merger consideration paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any payments under this Section 1.2 shall be subject to applicable tax withholding requirements.

          (b) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser or its transfer agent, the posting by such person of a bond or other indemnification, in such reasonable and customary amount as the Purchaser or its transfer agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the merger consideration described above.

     1.3 Parties' Intent. The parties to this Agreement intend for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for the Purchaser's accounting purposes and as a reorganization within the meaning of Section 368(a) of the Code for United States federal income tax purposes.

     1.4  Issuances into Escrow.

          (a) When making the issuances required by Section 1.1 above, and notwithstanding any provision in this Agreement to the contrary, the Purchaser shall withhold from the shareholders of the Company (the "Shareholders") (on a pro rata basis according to their respective interests therein) and deliver to the Escrow Agent (as defined in the Escrow Agreement referred to below) ten percent (10%) of the aggregate number of shares of Purchaser Common Stock issuable pursuant to Section 1.1(c)(i) and (ii) above (the "Escrow Fund"), to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement attached as Exhibit B (the "Escrow Agreement"). All such shares shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement.

          (b) Fred A. Blum shall, by virtue of the Merger and as of the Effective Time, be irrevocably appointed attorney-in-fact and authorized to act for and on behalf of any or all of the Shareholders (with full power of substitution in the premises) with respect to all matters arising in connection with the Escrow Agreement, including without limitation the power and authority on behalf of each Shareholder to do or take any one or more of the actions enumerated in Section 1.4 thereof (the above-named representative, or any subsequent representative appointed under the Escrow Agreement, the "Representative"). Such appointment may be changed as provided in the Escrow Agreement. Each of the Purchaser and Merger Sub shall be entitled to rely on such appointment and treat the Representative as the duly appointed attorney-in-fact of each Shareholder for all such purposes. Each Shareholder by receiving merger consideration acknowledges and agrees that such appointment is irrevocable and coupled with an interest.

          (c) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Each Shareholder shall jointly and severally indemnify the

     Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

     1.5 Closing. Consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. on the second business day after all of the conditions set forth in Article V and Article VI shall have been satisfied or waived, or at such other time and date as the Purchaser and the Company shall designate in writing (such specified or other time and date, the "Closing Date").

    1.6 Transaction Documents. As used in this Agreement, the term "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Employment and Consulting Agreements (as defined in Section 5.12), and all agreements, instruments, certificates and other documents executed or delivered in accordance with the terms of this Agreement or any Transaction Document.

     1.7 Dissenters' Rights. Any shares of Company Stock which immediately prior to the Effective Time are held by shareholders who have properly exercised and perfected, and have not withdrawn or otherwise forfeited, dissenters' or appraisal rights in accordance with California Code Section 1300 et seq. ("Dissenting Shares") shall not be converted into the right to receive shares of Purchaser Common Stock at the Effective Time as provided in Sections 1.1(c)(i) or (ii) above; rather, the holders of Dissenting Shares shall be entitled to receive consideration determined pursuant to California Code Section 1300 et seq.; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose such holder's dissenter's rights, such holder's shares of Company Stock thereupon shall be deemed to have been converted into the right to receive shares of Purchaser Common Stock as provided in Sections 1.1(c)(i) or
(ii) above (subject to the withholding into escrow described in Section 1.4 above), and such shares shall no longer be Dissenting Shares. Company agrees that, except with the prior written consent of Purchaser, or as required under the California Code, the Company will not voluntarily make any payment with respect to, or settle or offer to settle, any purchase demand by a holder of Dissenting Shares. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to California Code Section 1300 et seq. shall receive payment therefor from the Surviving Corporation from funds provided by Purchaser (but only after the amount of the payment required therefor shall have been agreed upon or finally determined pursuant to the California Code).


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

     The Company (and not any Principal Shareholders) represents and warrants to the Purchaser and Merger Sub and agrees as set forth in this Article II, except that each Principal Shareholder (and not the Company) represents and warrants severally, and not jointly and severally, to the Purchaser and Merger Sub and agrees as set forth in Sections 2.1(b), 2.4(b), and 2.36 as follows:

     2.1  Ownership of Stock.

          (a) Each Shareholder is the record owner of the number of shares of Company Stock listed opposite his or her name in Schedule 2.1, which are, to the Company's knowledge, free and clear of all Encumbrances.

          (b) Each Principal Shareholder is the lawful owner of the number of shares of the Company Stock listed opposite of his or her name in Schedule 2.1, free and clear of all Encumbrances.

     2.2 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power to own its properties and to carry on its business as now being conducted. The Company is not required to be qualified to do business in any other jurisdictions under applicable Law.

     2.3 Capital Stock. The Company has an authorized capitalization consisting of the number and types of shares of capital stock set forth in Schedule 2.3, with the par value per share stated therein. The Company has issued and outstanding the number and types of shares of capital stock set forth in
Schedule 2.3; no other shares of capital stock are issued or outstanding; and there are no outstanding Stock Acquisition Rights for securities of the Company, other than as contemplated by this Agreement or set forth in Schedule 2.3. In the case of Stock Options and Restricted Shares, Schedule 2.3 sets forth the number of vested shares as of the date of this Agreement. Set forth on Schedule
2.3 are the  following for each holder of capital stock and Stock Options of the
Company: (i) in the case of capital stock, whether such stock constitutes or has constituted Restricted Shares at any time; (ii) in the case of Restricted Shares or Stock Options, the date of issuance or grant, the vesting commencement date, the date of exercise or purchase, and a brief description of the vesting provisions. Except as set forth on Schedule 2.3, the Merger will not cause the acceleration of vesting of any Stock Options or any Restricted Shares or the termination or lapse of any Repurchase Rights. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom, and none of such shares have been issued in violation of the preemptive rights, rights of first refusal or other similar rights of any Shareholder. With respect to each Person that received at any time Restricted Shares, the Company delivered to such Person at or prior to the time of receipt by such Person of such Restricted Shares a memorandum or other instrument accurately describing the consequences of the failure by such Person to file timely an election under Section 83(b) of the Code. The requisite shareholders of the Company have executed and delivered to the Company proper instruments such that the acceleration of the vesting (or lapse of certain repurchase rights) under the Stock Options and Restricted Shares do not constitute excess parachute payments under Section 280G of the Code.

     2.4 Power and Authority.

          (a) The Company has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's execution, delivery and performance of this Agreement and the other Transaction Documents and the Company's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate action required by applicable Law or the Company's Organizational Documents, other than shareholder approval as contemplated by this Agreement. This Agreement and the other Transaction Documents to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by general equitable principles (whether raised in a proceeding at law or in equity), or by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights (including without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers). As of the Closing Date, the Company shall have complied with the requirements of the California Code relating to dissenters' rights applicable to the Merger or the other transactions contemplated hereby.

          (b) Each Principal Shareholder has the full legal right, power and authority to enter into and deliver this Agreement and the other Transaction Documents to which such Principal Shareholder is a party, perform such Principal Shareholder's obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. Each Principal Shareholder's execution, delivery and performance of this
     Agreement and the other Transaction Documents and such Principal Shareholder's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all action required of such Principal Shareholder by applicable Law and, if applicable, its
     Organizational Documents. This Agreement and the other Transaction Documents to which each Principal Shareholder is a party constitute the valid and legally binding obligations of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with their respective terms, except as enforcement may be limited by general equitable principles (whether raised in a proceeding at law or in equity), or by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights (including without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers).

     2.5 Subsidiaries and Investments. Except as set forth in Schedule 2.5, the Company does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any Person and is not a party to any joint venture or partnership Contract.

     2.6  Financial Statements; No Material Changes.

          (a) The Company has furnished the Purchaser with true and complete copies of the unaudited balance sheet of the Company as of December 31, 1999 (the "Balance Sheet") and the related statement of income for the year then ended (collectively, the "Annual Financial Statements"). The Company also has furnished the Purchaser with true and complete copies of the unaudited balance sheet and statement of income for the Company for the one-month period ending January 31, 2000 and the one-month period ending February 29, 2000, each of which was prepared on a basis consistent with the corresponding Annual Financial Statements; further, on or before the tenth day of each calendar month after the date of this Agreement, the Company will use its best efforts to provide the Purchaser with an unaudited balance sheet and statement of income for the Company for each such calendar month, each of which will be prepared on a basis consistent with the corresponding Annual Financial Statements (the "Interim Financial Statements," and together with the Annual Financial Statements, the "Financial Statements"). The Financials Statements have been prepared in accordance with generally accepted accounting principles (GAAP) consistently applied throughout the periods indicated (except that the Financial Statements do not contain footnotes), and are correct, complete, and consistent with the Company's books and records (which are correct and complete), except that the Interim Financial Statements are subject to normal, recurring adjustments (which will not be material, individually or in the aggregate). The balance sheets furnished pursuant to this Section
     2.6 fairly present the financial condition of the Company at the respective dates thereof, and reflect all claims against and debts and liabilities of the Company, fixed or contingent, as at the respective dates thereof (including the Company management's reasonable estimate in accordance with GAAP of any unliquidated liability required by GAAP to be reflected thereon); and the related statements of income, shareholders' equity and cash flows fairly present the results of the operations of the Company and the changes in financial position for the periods indicated. There are no transactions between the Company and any Shareholder (or any affiliate thereof) which are not reflected in the Financial Statements or on Schedule
     2.6 or Schedule 2.12.

          (b) Since December 31, 1999 (the "Balance Sheet Date"), there has been no event, fact, condition, circumstance or other development which has had or may have, individually or in the aggregate, a Material Adverse Effect on the Company, whether as a result of any Casualty, termination or impairment of any material Contract or business relationship, the enactment of any new Law, or otherwise; nor is the Company aware of any such event, fact, condition, circumstance or other development which is reasonably likely to occur in the foreseeable future.

          (c) Schedule 2.6 sets forth a true and correct report describing the Company's backlog (calculated based on fee payments anticipated to be received under letters of intent and legally binding written agreements for the provision of services to third parties) ("Backlog"). The Backlog as of February 29, 2000 was at least $4,430,000, of which at least $646,000 is attributable to the fiscal year ending December 31, 2000.

          (d) Without limiting the foregoing, and for purposes of the Purchaser's evaluation whether the Purchaser is required to file a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with all rules and regulations promulgated thereunder, the "HSR Act"), (i) the Company is not "engaged in manufacturing" (as defined in the HSR Act); (ii) the total assets of the Company and any Person controlled by the Company, taken together and calculated on the basis required by the HSR Act, are less than $10 million;
     (iii) the annual net sales of the Company and any person controlled by the Company, taken together and calculated on the basis required by the HSR Act, are less than $100 million; and (iv) the Company does not have an "ultimate parent entity" (as defined in the HSR Act).

     2.7 Books and Records. The minute books of the Company, as previously made available to the Purchaser and its representatives, contain accurate records of all meetings of and action taken by the shareholders and board of directors (including committees thereof) of the Company. The Company has none of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

     2.8 Title to Properties; Encumbrances. Except as set forth in Schedule 2.8 and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which in each case have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Balance Sheet, and (b) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no Encumbrance, except for Permitted Encumbrances.

     2.9 Tangible Assets. Schedule 2.9 contains an accurate and complete list of all tangible assets of the Company, whether owned or leased (as so indicated), having a value (individually or in the aggregate with other like items) in excess of $25,000, and not including any materials or similar items having a useful life of less than one year. The tangible assets listed in Schedule 2.9 are in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used, and constitute all of the tangible assets (having such value) used in or necessary to conduct the Company's business as currently conducted.

     2.10 Real Property. Except as described in Section 2.11 as to leased real property, the Company does not currently own, and has not at any time owned, in whole or in part, any interest (direct or indirect) in any real property.

     2.11 Leases. Schedule 2.11 contains an accurate and complete list and summary of the terms of each lease to which the Company is a party (as lessee or lessor). Each lease set forth in Schedule 2.11 (or required to be set forth in
Schedule 2.11) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. To the Company's knowledge, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     2.12 Contracts. Except as set forth in Schedule 2.12, the Company neither has nor is bound by (a) any Contract relating to the performance by the Company of services for or on behalf of any person or entity requiring the Company to provide more than $25,000 in such services, or is not terminable by the Company without penalty within 30 days, (b) any Contract relating to the engagement as an independent contractor or employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock award or purchase, retirement or other employee benefit plan, (c) any Contract which contains restrictions with respect to the payment of dividends or other distributions by the Company, (d) any Contract relating to capital expenditures exceeding $25,000 individually or in the aggregate, and not terminable by the Company without penalty within 30 days, (e) any loan or advance to, or investment in, any Person or any Contract relating to the making of any such loan, advance or investment, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (g) any management service, consulting or any other similar type Contract, (h) any Contract limiting the freedom of the Company to engage in any line of business in any geographic area, or to compete with any Person, (i) any other Contract which involves $25,000 or more that is not immediately terminable by the Company without penalty, or (j) any Contract which might reasonably be expected to have a potential adverse impact on the business or operations of the Company. Each Contract set forth in
Schedule 2.12 (or required to be set forth in Schedule 2.12) is in full force and effect and constitutes a valid and legally binding obligation of each party thereto, enforceable thereagainst in accordance with its terms; and there exists no, and the Company has not received any notice or other communication asserting the actual or alleged existence of any, default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the occurrence of any other event or condition would become a default or event of default thereunder. The Company has not violated any of the terms or conditions of any Contract which would at any time since the Company's inception have been required to be set forth in a schedule listing the types of agreements and instruments set forth in Schedule 2.12 in any material respect. The Company is in good relations with each other party thereto, and all of the covenants to be performed by any other party thereto have been fully performed. The Company is in good relations with and has not experienced, and does not anticipate, any dispute with any supplier, vendor, contractor, or customer with which the Company has conducted business during the one year period ending with the date of this Agreement.

     2.13 Government Contracts.

          (a) Capitalized terms used in this Section 2.13 which are not otherwise defined in this Agreement shall have the respective meanings set forth below:

          "Affiliate" means with respect to a specified person, any subsidiary, joint venture or partnership controlled by the specified person and any predecessors to the foregoing which had a Government Contract (during the period when the predecessor was under the control of the specified person) which remains subject to possible government audit.

          "Bid" means any bid, proposal or quotation made by the Company, or by a contractor team or joint venture in which the Company is participating, that, if accepted, would lead to a Government Prime Contract or a Government Subcontract.

          "Government Contract" means any Government Prime Contract, Government Subcontract, Bid or Teaming Agreement.

          "Government Prime Contract" means any prime contract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between the Company and either the U.S. Government or a State Government.

          "Government Subcontract" means any subcontract, basic ordering agreement, letter subcontract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between the Company and any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Prime Contract.

          "State Government" means any state, territory or possession of the United States or any department or agency of any of the above with statewide jurisdiction and responsibility.

          "Teaming Agreement" has the same meaning as the term, "Contractor team arrangement," as defined in Federal Acquisition Regulation ("FAR") 9.601.

          "U.S.   Government"   means  the  United  States   Government  or  any
     department, agency or instrumentality thereof.

          (b) A list of each and every Government Contract to which the Company or any of its subsidiaries is a party is set forth in Schedule 2.13 attached hereto. Except as set forth in Schedule 2.13:

               (i) To the best of the Company's knowledge and except for normal disallowances and exceptions raised in past or future DCAA or DCMC audits that would not be material in amount (or exceed the Company's reserves therefor), the Company has fully complied with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference or by operation of law therein;

               (ii) The Company has fully complied with all requirements of any statute, rule, regulation, order or agreement pertaining to such Government Contract;

               (iii) All representations and certifications executed, acknowledged or set forth by the Company in or pertaining to such Government Contract were current, accurate and complete as of their effective date, and the Company has fully complied with all such representations and certifications;

               (iv) Neither the U.S. Government, any State Government nor any prime contractor, subcontractor or other person has notified the Company in writing or orally, that the Company has breached or violated any Government Contract, statute, rule, regulation, certification, representation, clause, provision, requirement or implied duty;

               (v) No termination for convenience, termination for default, cure notice, show cause notice, or notice of breach of contract has been issued under or in connection with any Government Contract;

               (vi) No cost incurred by the Company under or in connection with any Government Contract has been questioned or disallowed in writing;

               (vii) No money due to the Company under or in connection with any Government Contract has been (or has attempted to be) withheld or set off;

               (viii) All amounts previously charged or at present carried as chargeable by the Company to any Government Contract with an agency or instrumentality of the U.S. Government or any State Government have been or will be reasonable, allowable and allocable to each such Government Contract, net of any applicable reserves established by the Company;

               (ix) No notice has been given of a cost accounting standard non-compliance under or in connection with any Government Contract; and

               (x) The Company's business as currently conducted is in all respects adequate and suitable for the performance of existing Government Contracts.

          (c) Investigations and Audits. Except as set forth in Schedule 2.13:

               (i) None of the Company, the Company's Affiliates nor any of the Company's directors, officers, employees, agents or consultants is (or for the last five (5) years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract;

               (ii) Neither the Company nor any of the Company's Affiliates has made a voluntary disclosure to the U.S. Government or any State Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract;

               (iii) The Company has no knowledge of any irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could lead, either before or after the Closing Date, to any of the consequences set forth in (i) and (ii) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost in excess of the reserves therefor established by the Company; and

               (iv) The Company has no reason to believe that any employee, agent, consultant, representative or Affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

          (d) Financing Arrangements and Claims Except as set forth in Schedule 2.13, there exist:

               (i)  No  receivables  financing   arrangements  with  respect  to
          performance of any Government Contract;

               (ii) No notice of any outstanding claims against the Company, either by the U.S. Government, any State Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract, which has been received by the Company;

               (iii) No facts that are known by the Company upon which such a claim may be based in the future arising under or relating to any Government Contract;

               (iv) No disputes between the Company and the U.S. Government, any State Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract; and

               (v) No facts that are known by the Company over which such a dispute may arise in the future.

     The Company has no interest in any pending or potential claim against the U.S. Government, any State Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

          (e) No Suspension or Debarment. Neither the Company, nor to the Company's knowledge, any of its directors, officers of employees, nor any of the Company's Affiliates is (or for the last five (5) years has been) suspended or debarred from doing business with the U.S. Government or any State Government, or has been declared nonresponsible or ineligible for U.S. Government or State Government contracting. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company in the future.

     2.14 No Conflicts; Restrictive Documents; Consents . Except as set forth in
Schedule 2.14, the Company is not subject to, or a party to, any Organizational Document, Law (including without limitation the Worker Adjustment and Retraining Notification Act, as amended) or Contract, or any other restriction of any kind or character, which adversely affects the business practices, operations or condition of the Company or any of its assets or property, or which would be violated by or conflict with, prevent or impair (whether by acceleration of any liability, creation of any Encumbrance or otherwise) or require any declaration, filing, registration, notice, approval or consent to, with or of any Person in connection with, the consummation of the transactions contemplated by this Agreement or any other Transaction Document, compliance by the Company with the terms, conditions and provisions hereof or thereof, or the present or continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated, or which would restrict the ability of the Company to acquire any property or conduct business in any area.

     2.15 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to the Company's knowledge, threatened against or affecting the Company, or any of its properties or rights which could affect the right or ability of the Company to carry on its business as now conducted, or which could affect the condition, whether financial or otherwise, or properties of the Company; and the Company is not aware of any basis for any such action, proceeding or investigation. Neither the Company nor any of its affiliates is subject to any judgment, order or decree entered in any lawsuit or proceeding which may affect any of the Company's operations or business practices, or the ability of the Company to acquire any property or conduct business in any area.

     2.16 Taxes. The Company has filed or caused to be filed, within the times and manners prescribed by law, all federal, state, local and foreign tax returns, elections and tax reports which are required to be filed by, or with respect to, the Company. True and complete copies of all such returns have been made available to the Purchaser. Except as set forth on Schedule 2.16, (i) such returns and reports reflect accurately all liability for taxes of the Company for the periods covered thereby, (ii) all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by or due from the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company, and (iii) no examination of any tax return of the Company is currently in progress, and no basis for any assessment exists. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

     2.17 Independent Contractor Status. Schedule 2.17 sets forth a complete list of the Persons engaged by the Company at any time to render consulting or similar services to the Company on an independent contractor basis (collectively, the "Company Contractors"). The

Company has previously made available to the Purchaser true and complete copies of each and every agreement between the Company and any Company Contractor. Except as set forth on Schedule 2.17, each Company Contractor is and at all times has been an independent contractor to, and not an employee of, the Company for purposes of all applicable federal and state income tax withholding requirements and otherwise.

     2.18 Liabilities; Indebtedness.

          (a) Except as set forth on Schedule 2.18, there are no liabilities, obligations or indebtedness of or claims against the Company, whether known or unknown, due or not yet due, asserted or unasserted (whether or not probable of assertion), actual or potential, choate or inchoate, fixed, contingent, or otherwise, arising from or in connection with, or based upon acts, omissions, events, things, facts, conditions, matters or occurrences existing, occurring or taking place on or before the Closing Date, whether or not discovered, known, asserted, expected or contemplated by any party or third party, or in any way choate on the Closing Date; and the Purchaser shall not suffer or be subject to any Losses (as defined in Section 8.2(a) below) arising from the foregoing, whether such Losses occur before or after the Closing Date, except: (i) those liabilities set forth in the Balance Sheet, (ii) liabilities that are not greater than $25,000 in the aggregate, and (iii) liabilities actually incurred (not including contingent liabilities (other than as permitted by Section 2.29) or acts or omissions which may give rise to future liabilities) subsequent to the Balance Sheet Date and incurred prior to the Effective Time in the ordinary course of the Company's business and consistent with past practice; provided that, without limitation, any other act or omission which may give rise to liability in the future, including without limitation, any of the following or any act or omission which results in any of the following, are specifically deemed not to be in the ordinary course of business: (A) any action, suit, proceeding at law or in equity, arbitration or other proceeding or investigation by or before a governmental or other body, (B) violation of Law, breach of contract, tort, violation of the rights of others, acts or omissions causing injury to person or property, (C) illegal, unlawful or criminal act or activity; or (D) any act in bad faith.

          (b) Without limiting subsection (a) above, the Company has no liabilities of any kind or character incurred in connection with or arising from or in connection with the merger of Widegap Technology, LLC with and into the Company, that are not reflected on the Balance Sheet or set forth on Schedule 2.18.

          (c) Schedule 2.18 is a complete and correct listing of all (i) indebtedness for money borrowed by the Company, (ii) guarantees by or of the Company, (iii) letters of credit and other credit enhancements extended to the Company, and (iv) all capital lease obligations (all obligations described by (i) through (iv) being referred to herein as "Indebtedness"). No default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing would constitute such a default or event of default exists with respect to any such Indebtedness. As of the date of this Agreement, the sum of the Indebtedness of the Company does not exceed $200,000 in principal amount plus accrued interest at non-default rates.

     2.19 Insurance. Set forth in Schedule 2.19 is a complete list of insurance policies which the Company maintains with respect to its business, properties and employees, together with a description of each claim made thereon in excess of $25,000. All such policies are in full force and effect and are free from any right of termination on the part of the applicable insurance carriers. Except as set forth on Schedule 2.19, such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company and its property and assets are normally exposed in the operation of its business, including professional liability, and do not require the payment of any unusual premium, surcharge, or other increase above market insurance rates as a result of the nature of the Company's business or the manner in which such business has been conducted, including but not limited to past loss or claim experience or risks of operations pertinent to insurability. There are no outstanding unpaid premiums except in the ordinary course of business, and the Company has not received any notice of cancellation or non-renewal of any such policy. The Company is not aware of any extraordinary risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any applications for insurance. There has never been any material adverse change in the relationship of the Company with its insurers or in the premiums payable pursuant to such policies. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default or occasion a material premium increase (other than an increase anticipated as a result of the growth and change in nature of the business) under any such policy or give rise to, and the Company has no anticipation of, any termination or cancellation thereof or premium increase therefor. Except as set forth on Schedule 2.19, the Company has been covered by one or more policies of insurance of the types described in
Schedule 2.19 continuously since the commencement of its operations for all services provided by the Company at any time.

     2.20 Intellectual Property.

          (a) As used in this Section 2.20, "Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, computer software, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

          (b) Schedule 2.20(b) sets forth, with respect to each Proprietary Asset owned by the Company that is registered with any Governmental Authority or for which an application has been filed with any Governmental Authority, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.

          (c) Schedule 2.20(c) identifies and provides a brief description of all other Proprietary Assets owned by the Company that are material to the business of the Company.

          (d) Schedule 2.20(d) identifies and provides a brief description of each Proprietary Asset that is licensed or otherwise made available to the Company by any Person (other than commercially available business and accounting software licensed to the Company under software licenses generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company.

          (e) Except as set forth on Schedule 2.20(e), the Company has good and valid title to all of the Proprietary Assets identified or required to be identified in Schedules

     2.20(b) and 2.20(c) (the "Company Proprietary Assets"), free and clear of all Encumbrances other than Permitted Encumbrances. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Schedule 2.20(d).

          (f) Except as set forth in Schedule 2.20(f), the Company has not developed jointly with any other Person any Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. Except as set forth in Schedule 2.20(f), there is no Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

          (g) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Company Proprietary Assets (except Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Schedule 2.20(g), (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of agreement attached hereto as Exhibit C-1, C-2 or C-3 (as applicable), and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of agreement attached hereto as Exhibit C-1, C-2 or C-3 (as applicable). No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset. Each such agreement entered into by a present employee, consultant or independent contractor of the Company is in full force and effect and constitutes a valid and legally binding obligation of each party thereto, enforceable thereagainst in accordance with its terms.

          (h) With respect to the pending patent applications of the Company listed in Schedule 2.20(b) (the "Patent Applications"):

               (i) all prior art and other information material to the patentability of the claims in the Patent Applications of which the inventors are aware has been duly disclosed to the U.S. Patent and Trademark Office;

               (ii) the Company and the inventors did not sell or offer to sell devices covered by any claims of any of the Patent Applications, or manufactured using any process claimed in any of the Patent Applications, or disclose the claimed invention to any third party other than patent counsel for the Company, prior to the filing date of such application;

               (iii) each of the Patent Applications discloses the best mode of operation of the claimed device or process as contemplated by the named inventors at the time of filing such application;

               (iv) the Persons named as inventors in each Patent Application are the inventors of the invention described in such application; and

               (v) each inventor named in each Patent Application has executed a binding assignment of his or her rights to such application in favor of the Company, and each such assignment has been duly recorded in the U.S. Patent and Trademark Office.

          (i) Except as set forth in Schedule 2.20(i), insofar as the Company has knowledge of the matters referred to:

               (i) none of the Company Proprietary Assets, and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person), infringes, misappropriates or makes any unauthorized use of any Proprietary Asset owned or used by any other Person;

               (ii) none of the devices that have been designed, created, developed, assembled or manufactured by the Company, nor any apparatus or processes used by the Company in the manufacture or assembly thereof, infringes, misappropriates or makes any unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such devices, apparatus or processes, has at any time infringed, misappropriated or made any unauthorized use of, and the Company has received no notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unauthorized use of, any Proprietary Asset owned or used by any other Person; and

               (iii) to the knowledge of the Company, no Person is infringing, misappropriating or making any unauthorized use of, any Company Proprietary Asset.

          (j) The Company Proprietary Assets constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Schedule 2.20(j), the Company has not (i) licensed any of the Company Proprietary Assets to any Person or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (k) The Company further represents and warrants to the Purchaser and Merger Sub as set forth on Schedule 2.20(k).

     2.21 Licenses. Schedule 2.21 attached hereto contains an accurate and complete list of all material licenses, franchises, permits, rights and other authorizations (collectively, "Licenses") used, or anticipated to be used, in the operation of the business of the Company or otherwise held by the Company. The Company owns or otherwise lawfully uses each License necessary or required by applicable law to conduct its business as conducted as of the date of this Agreement, free and clear of all Encumbrances. All of the Licenses are in full force and effect, not subject to any current default or right of cancellation, termination or revocation.

     2.22 Compliance with Laws. The Company is, and at all times has been, in compliance with all applicable Laws in all material respects. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any further event or condition would constitute a violation of any applicable Law by the Company in any material respects. Neither the Company nor any of its affiliates, nor any Person acting for or on behalf of any thereof, has at any time made or participated in any bribe, kickback or illegal payment.

     2.23 Accounts Receivable. Without duplication of the representations and warranties set forth in Section 2.13, each of the Company's accounts receivable arises from a bona fide transaction occurring in the ordinary course of business and to the knowledge of the Company will be collectible net of reserves shown on the Balance Sheet or taken in the ordinary course of business since the Balance Sheet Date and there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any account receivable. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company, from that reflected in the Balance Sheet.

     2.24 Employee Relations. Schedule 2.24 contains an accurate list of all of the Company's employees, showing for each his or her position, date of employment, 1999 compensation, and current annualized salary. The Company is in substantial compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against the Company is pending before the National Labor Relations Board or any other governmental authority. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or involving the Company. No representation question exists respecting the employees of the Company. No grievance which might have an adverse effect upon the Company or the conduct of its business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claim therefor has been asserted. No collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any labor difficulty during the last three years. No current employee has expressed or communicated to the Company any current grievance or any intent to leave or contemplation of leaving the Company's employ. To the Company's knowledge, there has not been and there will not be any adverse change in relations with employees of the Company as a result of any announcement or the consummation of the transactions contemplated by this Agreement.

     2.25 Employee Benefit Plans.

          (a) Set forth in Schedule 2.25 is an accurate and complete list of all employee benefit plans of any variety whatsoever (the "Employee Benefit Plans"), including without limitation any within the meaning of Section 3(3) of ERISA (whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA), as well as any bonus, stock option, stock purchase, severance or incentive plan, arrangement or agreement, established, maintained or contributed to by or with respect to the Company at any time. The Company has provided the Purchaser with true and complete copies of all documents governing or relating to each such Employee Benefit Plan along with, to the extent applicable, the summary plan description, IRS Form 5500 and IRS determination letter ("Determination Letter").

          (b) Each Employee Benefit Plan has been administered in all respects in accordance with its terms and is in compliance in all respects with the applicable provisions, if any, of ERISA and the Code. All reports, returns and similar documents with respect to the Employee Benefit Plans required to be filed with any government agency or distributed to any Employee Benefit Plan participant have been duly and timely filed or distributed. There are no investigations by any government agency, and no termination proceedings or other claims, suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability to the Company or such Employee Benefit Plan. Except as set forth on Schedule 2.25, all of the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a Determination Letter and such plans and the trusts related thereto are exempt from federal income taxes; no such Determination Letter has been revoked and revocation has not been threatened; and no such Employee Benefit Plan has been amended since the date of its most recent Determination Letter or application therefor in any respect that would adversely affect its qualification or increase its cost. No Employee Benefit Plans have been terminated, except for such amendments made by the sponsor of the prototype document for which the deadline for filing an application for a Determination Letter has not yet expired. There have not been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto; and no Employee Benefit Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code or any unfunded liability of any kind.

     2.26 Environmental Matters.

          (a) For purposes of this Section 2.26, "Hazardous Substance" means any of the following: (i) a "hazardous substance" as defined in 42 U.S.C.
     Section 9601(14), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (ii) a "hazardous waste," as defined in 42 U.S.C. Section 6903(5), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iii) if not included in (i) or (ii) above, "hazardous waste constituents" as defined in 40 C.F.R. Section 260.10, including, without limitation, those listed in Appendix VII and VIII of Subpart D of 40 C.F.R. Section 261, as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iv) "source," "special nuclear" or "by-product material," as defined in 42 U.S.C. Sections 3011, et seq., as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, and (v) any other waste, substance or material, the generation, transportation, treatment, storage, release, or disposal of which is regulated under or by applicable Laws, including without limitation petroleum and petroleum products, asbestos and asbestos-containing materials, and low-level radioactive substances and wastes.

          (b) Except as set forth in Schedule 2.26(b), the Company and its leased real property set forth in Schedule 2.11 (the "Leased Real Property") are in compliance, and since the Company's acquisition of an interest in its Leased Real Property have been in compliance, in all material respects, and, to the knowledge of the Company, prior to such acquisition were in compliance, in all material respects with all applicable Laws relating to Hazardous Substances. Without limiting the foregoing, (i) the operations of the Company do not violate, and since commencement of operations of the Company have not violated, in any material respect, any Law relating to the generation, storage, processing, utilization, labeling, transportation, treatment, disposal, release, discharge, emission or other disposition of Hazardous Substances, and (ii) the Company or, to the knowledge of the Company, any current or former owner, occupant or operator of any property at any time owned, leased or operated by the Company, has not ever utilized any such property or any portion thereof in material violation of any Law relating to the generation, storage, processing, utilization, labeling, transportation, disposal, treatment, emission, release, discharge, or other disposition of Hazardous Substances. Schedule 2.26(b) hereto contains: (i) a true list and description of all environmental audits and assessments in the possession of, or available to, the Company relating to the Leased Real Property, and
     (ii) any property at any time owned, leased or operated by the Company, including, with respect to any such assessment, removal, remediation, closure or other type of such operation, the date of commencement; the date of completion or closure or anticipated date of completion or closure; and the estimated cost of any such operation.

          (c) The Company has not and does not utilize, store, dispose of, treat, generate, process, transport, release or own any Hazardous Substance in material violation of any applicable Law.

          (d) The Company has, in a timely manner, obtained all licenses, permits, consents and approvals from any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity ("Governmental Authority") and filed all reports required to be filed under or pursuant to any applicable Law related to any Hazardous Substance.

          (e) The Company has not received any notice of any writ, injunction, claim, decree, order or judgment outstanding or of any action instituted or threatened under or pursuant to, or of any violation of, any environmental Law applicable to any operations or property of the Company or any predecessors thereof, including, without limitation, any notice from any Governmental Authority or other Person advising the Company that it is or is potentially responsible for response costs under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) (together with the regulations promulgated thereunder, "CERCLA"), or any other Law with respect to a release or threatened release of any Hazardous Substances.

          (f) Except as set forth on Schedule 2.26(b), the Company has not received any notice of any violation of any environmental, zoning, worker safety or land use Law, including, without limitation, under CERCLA, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Oil Pollution Act of 1990 (33 U.S.C. 2701, et seq.), the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C.
     Section 11001, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 3121, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), Occupational Safety and Health Act, as amended (29 U.S.C.
     Section 651, et seq.), together with the regulations promulgated under each respective law, and any state or local similar laws and regulations and any so-called local, state or federal "superfund" or "superlien" law.

          (g) Except as set forth on Schedule 2.26(g), to the Company's knowledge, there are not now and never have been any under- or aboveground storage tanks located on any Leased Real Property or any other property at any time owned, leased or operated by the Company or any of its predecessors or subsidiaries.

     2.27 Interests in Clients, Suppliers, Etc. Except as described in Schedule 2.27, neither the Company, nor, to the knowledge of the Company, any Shareholder possesses, directly or indirectly, any financial or other interest in any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company (other than ownership of a minority interest in a publicly traded entity).

     2.28 Bank Accounts, Powers of Attorney. Set forth in Schedule 2.28 is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney (including without limitation with respect to tax matters) from the Company and a summary statement of the terms thereof.

     2.29 No Changes Since Balance Sheet Date.

          (a) Except as set forth on Schedule 2.29, since the Balance Sheet Date, the Company has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent, known or unknown or otherwise) except in the ordinary course of business or in an amount less than $25,000 in the aggregate (ii) permitted any of its assets to be subjected to any Encumbrance (other than Permitted Encumbrances), (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business or for an amount less than $25,000 in the aggregate, (iv) made any capital expenditure or commitment therefor except in the ordinary course of business or in an amount less than $25,000 in the aggregate, (v) declared or paid any dividend or made any other distribution, or redeemed, purchased or otherwise acquired any its securities or Stock Acquisition Rights therefor, (vi) made any bonus or profit sharing distribution or payment of any kind, (vii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business or in an amount less than $25,000 in the aggregate, or made any loan to any Person; (viii) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds $25,000, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, (x) cancelled or waived any claims or rights, (xi) made any change in any method of accounting or auditing practice, (xii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, or (xiii) agreed, whether or not in writing, to do any of the foregoing.

          (b) As of the date hereof, the aggregate amount outstanding under the Bank Loan is $200,000 in principal amount plus accrued interest at non-default rates.

     2.30 Disclosure. None of this Agreement, the Financial Statements, or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. All information concerning the Company which is material to the transactions contemplated hereby has been provided to the Purchaser, including without limitation any and all appraisals, valuations, estimates or other projections concerning the Company or its securities, except that the Company has not provided to Purchaser certain information regarding its Proprietary Assets, the effect of providing which would have, in the Company's reasonable opinion, an adverse effect on the Company's business should the transactions contemplated hereby not be consummated. There is no fact known to the Company which materially adversely affects the business, prospects, valuation or financial condition of the Company or its properties or assets which has not been set forth in this Agreement, the Financial Statements, or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof.

     2.31 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Company or any Shareholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person or entity controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     2.32 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers true, complete and correct copies of all documents referred to in this Article II or in any schedule attached to this Agreement, other than certain documents related to the Company's Proprietary Assets as described in Section 2.30.

     2.33 Matters Affecting Employees. To the knowledge of the Company, no employee of the Company is subject to any Contract or Law which adversely affects or which might adversely affect such employee's ability to act as an employee of the Purchaser or the Surviving Corporation following consummation of the transactions contemplated by this Agreement.

     2.34 Pooling. The pooling letter referred to in Section 5.6 will be true and accurate as of the date of its execution and delivery by the Company and as of the Closing Date.

     2.35 Affiliate Letters. Set forth on Schedule 2.35 is a list of each "affiliate" of the Company (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act, or applicable SEC accounting releases with respect to pooling of interests accounting treatment) (a "Rule 145 Affiliate") as of the date of this Agreement. Each such Rule 145 Affiliate has executed and delivered to the Purchaser and the Purchaser's accountants a letter, dated and as of the date of this Agreement, in form and substance satisfactory to the Purchaser and its accountants in the form attached as Exhibit D.

     2.36 Investment. Each Principal Shareholder represents and warrants that such Principal Shareholder (i) is acquiring Purchaser Common Stock for such Principal Shareholder's own account for investment and not with a view to, or for resale in connection with, any distribution of Purchaser Common Stock within the meaning of the Securities Act and does not intend to resell, assign or otherwise dispose of all or any part of the Purchaser Common Stock being acquired; (ii) understands that such Principal Shareholder may be required to bear the economic risk of an investment in the Purchaser beyond the time that such Principal Shareholder desires to liquidate such investment; (iii) is able to bear the economic risk of investment in Purchaser Common Stock and has no need for liquidity with respect to the Purchaser Common Stock; (iv) has received all information that such Principal Shareholder considers necessary or advisable to make a decision concerning an investment in Purchaser Common Stock and has had adequate opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information which the Company or Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided by the Company or Purchaser; (v) has sought such accounting, legal and tax advice as such Principal Shareholder has considered necessary to make an informed investment decision; (vi) such Principal Shareholder acknowledges that the Purchaser is a reporting company under Section 12 of Exchange Act; and such Principal Shareholder has had an opportunity to review the Purchaser's various filings previously made pursuant to the Exchange Act which are publicly available.

     The subject matter covered by any section,  subsection or provision of this
Article II shall not be exclusive as to such subject matter to the extent covered by another section, subsection or provision of this Article II, and the specificity of any representation or warranty or other provision or part thereof shall not affect or limit the generality of any other representation or warranty or other provision or part thereof. The Company has used its best efforts to identify correctly on each disclosure Schedule (including by cross-reference) each item of disclosure applicable to such Schedule, but the failure to so cross-reference shall not cause a representation to be untrue if the relevant item is clearly disclosed on another Schedule and the applicability of such item to another Schedule is clearly recognizable.


                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

     The Purchaser and Merger Sub jointly and severally represent and warrant to the Company and agree as follows:

     3.1 Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

     3.2 Capital Stock. Merger Sub has an authorized capitalization consisting of 100,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding and are held by the Purchaser. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

     3.3 Purchaser Shares. The shares of Purchaser Common Stock to be issued to the Shareholders pursuant to Section 1.1 above have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The shares of Purchaser Common Stock to be issued upon the exercise of those Stock Options under the Company Plan which are to be assumed by the Purchaser pursuant to Section 1.1(c)(iii) have been duly authorized, and when issued will be validly issued, fully paid and non-assessable. The shares of Purchaser Common Stock to be issued upon the exercise of the Warrants which shall constitute warrants to acquire shares of Purchaser Common Stock pursuant to Section 1.1(c)(v) have been duly authorized, and when issued will be validly issued and fully paid and non-assessable.

     3.4 Power and Authority.

          (a) The Purchaser has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution, delivery and performance of this Agreement and the other Transaction Documents and the Purchaser's consummation of the transactions contemplated hereby and thereby will have been duly and validly authorized by all corporate action required of the Purchaser by applicable Law or its Organizational Documents. This Agreement and the other Transaction Documents to which the Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforcement may be limited by general equitable principles (whether raised in a proceeding at law or in equity), or by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights (including without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers).

          (b) Merger Sub has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Merger Sub's execution, delivery and performance of this Agreement and the other Transaction Documents and Merger Sub's consummation of the transactions contemplated hereby and thereby will have been duly and validly authorized by all corporate action required of Merger Sub by applicable Law or its Organizational Documents. This Agreement and the other Transaction Documents to which Merger Sub is a party constitute the valid and legally binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their respective terms, except as enforcement may be limited by general equitable principles (whether raised in a proceeding at law or in equity), or by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights (including without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers).

     3.5 No Conflicts; Restrictive Documents; Consents. Neither the Purchaser nor Merger Sub is subject to, or a party to, any Organizational Document, Law or Contract, or any other restriction of any kind or character, which would be violated by or conflict with, prevent or impair (whether by acceleration of any liability, creation of any Encumbrance or otherwise) or require any declaration, filing, registration, notice, approval or consent to, with or of any Person in connection with, the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or compliance by the Purchaser or Merger Sub with the terms, conditions and provisions hereof or thereof.

     3.6 SEC Reports. Since January 1, 1999, the Purchaser has filed with the United States Securities and Exchange Commission (the "SEC") all forms, financial statements, documents and reports (collectively, "SEC Reports") required to be filed by the Purchaser pursuant to the Exchange Act. Such SEC Reports were prepared in all material respects in accordance with the Exchange Act and, when filed, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7 Broker's or Finder's Fees. Other than CIBC World Markets Corp., no agent, broker, person or firm acting on behalf of the Purchaser or Merger Sub is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person or entity controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     3.8 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser or Merger Sub, or any of their respective properties or rights, which, if adversely determined, would have a material adverse effect on the ability of the Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement or to perform their respective obligations hereunder. Neither the Purchaser nor Merger Sub is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on the ability of the Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement or to perform their respective obligations hereunder.

     3.9 No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE IV
                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, the Company shall conduct its operations only according to its ordinary and usual course of business and preserve intact its business organization, keep available the services of its officers and employees, maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with the Company, and perform in all material respects all of the Company's obligations under all Contracts to which the Company is a party or by which it or any of its assets or properties are bound. Without limiting the foregoing, prior to the Closing Date, except as may be first approved in writing by the Purchaser, set forth in
Schedule 4.1 or otherwise permitted or required by this Agreement, the Company shall not: (a) amend or modify the Company's Organizational Documents, (b) amend or modify the compensation payable or to become payable by the Company to each officer, employee or agent of the Company, (c) make any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) enter into any Contract, except Contracts in the ordinary course of business having a value of less than $25,000, (e) make any change affecting any bank, safe deposit or power of attorney arrangements of the Company, (f) issue or sell, or issue any securities of the Company or any Stock Acquisition Rights for, or subdivide or otherwise change in any respect, any securities of the Company, (g) merge, combine or consolidate with another entity, or acquire or purchase an equity interest in or a substantial portion of the assets of another entity, (h) modify or amend or waive any benefit of any non-competition agreement to which the Company or any of its subsidiaries is a party, (i) permit any insurance policy naming the Company or any of its subsidiaries as a beneficiary or loss payee to be cancelled or terminated unless replaced at termination with similar policies,
(j) incur Indebtedness except under the Company's line of credit with Silicon Valley Bank (the "Bank Loan") in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $300,000 including principal and interest, or (k) take any of the actions referred to in Section
2.29 hereof. The Company shall not take or fail to take any action which would cause the representations and warranties contained in Article II of this Agreement to be or become untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Company shall confer at Purchaser's request on a regular and frequent basis with one or more designated representatives of the Purchaser to report operational matters and to report the general status of ongoing operations. The Company shall notify the Purchaser of any unexpected emergency or other change in the normal course of the Company's business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any property of the Company, and keep the Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith. Notwithstanding Section 4.1(f) above, with the prior written consent of the Purchaser, the Company may grant options, from the date of this Agreement to the Closing Date, exercisable to purchase shares of Company Common Stock to employees employed by the Company, but which shall in any event be on comparable terms as existing Stock Options and consistent with past practices. Upon obtaining the Purchaser's written consent, such options shall be deemed to be Stock Options for purposes of
Section 1.1(c)(iii) and shall be deemed listed in Schedule 2.3.

     4.2 Exclusive Dealing; Voting.

          (a) During the period from the date of this Agreement to the Closing Date, the Company (and its officers, directors, employees, affiliates, agents and representatives) and the Principal Shareholders shall refrain from taking any action directly or indirectly to encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person or entity other than the Purchaser concerning any proposal for, or consummate, the sale of the capital stock in or substantially all of the assets of, or other business combination involving, the Company. The Company shall notify the Purchaser immediately if any proposal concerning any such proposed transaction involving the Company or any significant assets of the Company (any such proposal being referred to herein as an "Acquisition Proposal") or any request for confidential information regarding the Company is received, and shall provide to the Purchaser such information regarding any such Acquisition Proposal or request as the Purchaser shall request.

          (b) At any meeting of the Shareholders called for the purpose of voting on the Merger (or any written consent solicited in lieu of a meeting), each Principal Shareholder agrees to vote his, her or its shares in favor of the Merger and against any competing Acquisition Proposal, or any other proposal that would result in a breach of any representation, warranty, covenant or agreement of the Company hereunder.

     4.3 Review of the Company. The Purchaser may, prior to the Closing Date, directly and through its representatives, review the properties, books and records of the Company and its financial and legal conditions as and to the extent they deem necessary or advisable to familiarize themselves with such properties and other matters; such review, and any information known to the Purchaser, shall not, however, affect the binding nature of representations and warranties made by the Company or the Principal Shareholders hereunder or the remedies of the Purchaser for breaches of those representations and warranties. With respect to Intellectual Property, notwithstanding anything to the contrary in this paragraph, Purchaser's access to the Intellectual Property shall be limited to review of summary documents regarding patents and trade secrets and engineering documents that show the capability and performance of Company technology, all as the Company may reasonably determine to provide to Purchaser. In furtherance of the foregoing, and notwithstanding anything to the contrary in this paragraph, Purchaser's access to the Company's facilities, equipment, technical data, books, records and employees may be limited in the Company's reasonable discretion. The Company shall permit the Purchaser and its representatives to have, after the date of this Agreement, full access to the premises, personnel, accountants and all books and records of the Company and cause the officers of the Company to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as the Purchaser from time to time reasonably shall request. In the event of termination of this Agreement without consummation of the transactions contemplated hereby, the Purchaser shall keep confidential any information obtained from the Company concerning the Company's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the or becomes so ascertainable and, at the request of the Company, shall return to the Company all copies of any schedules, statements, documents or other written information obtained in connection therewith. In the event that Purchaser in the course of its investigation obtains actual knowledge of a matter and if Purchaser recognizes that such matter constitutes a material breach of a representation or warranty of the Company, Purchaser shall promptly notify the Company of such breach. Within ten (10) days after the date of this Agreement, the Company shall deliver to the Purchaser a complete and accurate list, certified by the President of the Company, of each Person that at any time received Restricted Shares which timely filed an election under Section 83(b) of the Code with respect to such Restricted Shares, together with copies of such elections, and any other related documents reasonably requested by and satisfactory to the Purchaser.

     4.4 Best Efforts. Each of the Company, the Principal Shareholders, the Purchaser and Merger Sub shall use his, her or its respective best efforts in good faith to satisfy the various conditions to Closing and consummate the Merger as soon as practicable after the date hereof in accordance with applicable laws.


                                    ARTICLE V
           CONDITIONS TO THE PURCHASER'S AND MERGER SUB'S OBLIGATIONS

     The Purchaser's and Merger Sub's obligations to engage in the Merger are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

     5.1 Truth of Representations and Warranties. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement or in any schedule attached hereto that are qualified by reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect as to the Company.

     5.2 Good Standing and Other Certificates. The Company shall have delivered to the Purchaser (a) a copy of the Company's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of California as of the Closing Date or any of the five preceding business days,
(b) a certificate from the Secretary of State of California and the California Franchise Tax Board to the effect that the Company is in good standing in California, (c) a copy of the bylaws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date, and
(d) a copy of resolutions, certified as of the Closing Date by the Secretary of the Company, adopted by the Board of Directors and Shareholders of the Company and authorizing the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby.

     5.3 Performance of Agreements. All of the agreements of the Company and the Shareholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect as to the Company.

     5.4 No Litigation. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority, and no claim shall have been asserted or threatened to be asserted, to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.5 Pooling Letter. The Company shall have executed and delivered to the Purchaser and the Purchaser's accountants a representations letter, in form and substance satisfactory to the Purchaser and its accountants, relating to "pooling of interests" accounting.

     5.6 Affiliate Letters. Each Rule 145 Affiliate shall have executed and delivered to the Purchaser and the Purchaser's accountants a letter, in form and substance satisfactory to the Purchaser and its accountants in the form attached as Exhibit D.

     5.7 Pooling Opinion. The Purchaser shall have received a letter, dated the Closing Date, from Ernst & Young LLP, accountants for the Purchaser, in form and substance satisfactory to the Purchaser, regarding the appropriateness of pooling of interests accounting for the transactions contemplated by this Agreement.

     5.8 Opinion of the Company's Counsel. The Company shall have furnished the Purchaser with an opinion, dated and as of the Closing Date, of Riordan &
McKinzie, a professional corporation, counsel to the Company, in the form attached as Exhibit E.

     5.9 No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or other development shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.10 Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, the absence of which would have a Material Adverse Effect on the Company, shall have been received.

     5.11 State Securities Permit. Purchaser shall have received all necessary states securities permits or other authorizations or confirmations as to the availability of an exemption from registration of the Purchaser Common Stock under the North Carolina Securities Act and Section 3(a)(10) of the Securities Act, and no proceedings shall be pending, or to the knowledge of Purchaser, threatened in writing by any securities administration to suspend the effectiveness of such exemption for the issuance of the Purchaser Common Stock in the Merger. Without limiting the foregoing, the North Carolina Secretary of State or her delegate (the "Administrator") shall have issued an Order approving the fairness of the terms and conditions of the Agreement and the issuance of the Purchaser Common Stock in connection therewith after a hearing conducted in accordance with Section 78A-30 of the General Statutes of North Carolina.

     5.12 Employment and Consulting Agreements. The person identified in the Consulting Agreement in the form of Exhibit F attached hereto shall have executed and delivered to the Purchaser such Consulting Agreement and each of the persons identified in the Employment Agreements in the form of Exhibit G-1, G-2, G-3 and G-4, respectively, attached hereto shall have executed and delivered to the Purchaser such Employment Agreements (all such persons each being referred to as a "Key Person", and such agreements being referred to collectively as the "Employment and Consulting Agreements").

     5.13 Certain Agreements. Each Shareholder and holder of Stock Options as listed on Schedule 5.13 shall have either signed the Merger Agreement or executed and delivered an agreement having terms identical to Section 7.1 of this Agreement.

     5.14 Escrow Agreement. The Shareholders and the Escrow Agent (as defined in the Escrow Agreement) shall have executed and delivered to the Purchaser an escrow agreement in the form of Exhibit B, with such modifications thereto as are reasonably requested by the Escrow Agent prior to execution thereof (the "Escrow Agreement," as defined in Section 1.4 above).

     5.15 Shareholder Approval. The Merger, this Agreement and the Plan of Merger shall have been approved by the vote required of the Shareholders of the Company by applicable Law and the Company's Organizational Documents, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.16 Dissenters. As of the Effective Time, the holders of not more than 5% of the Company Stock (calculated on a fully-diluted basis) shall have demanded or otherwise purported to exercise their respective dissenter's rights, if any, pursuant to the California Code with respect to any shares of Company Stock.

     5.17 Plan of Merger. The Company shall have executed and delivered the Plan of Merger to the Purchaser.

     5.18 Terms of Option Agreements and Restricted Shares. Each agreement evidencing a Stock Option outstanding under the Company Plan and each agreement evidencing a Repurchase Right regarding a Restricted Share shall provide for and permit the assumption of each such Stock Option and the assignment and assumption of each such Repurchase Right by the Purchaser as contemplated by
Section 1.1 above; no agreement or other action of the holder of any such Stock Option or Restricted Share shall be necessary to effect the same (or the Company shall have delivered to the Purchaser proof that each such agreement has been made or action taken); and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.19 Tax Matters. The Purchaser shall have received assurances reasonably satisfactory to it that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     5.20 Resignations. The Purchaser shall have received a written resignation, satisfactory in form and substance to the Purchaser, from each officer and director of the Company requested by the Purchaser to resign on or prior to the Closing Date.

     5.21 Intra-Company Debt. All indebtedness, other than travel and similar advances outstanding in the ordinary course of business, of the employees of the Company to the Company, shall have been repaid in full.

     5.22 Current Employees.

          (a) All of the employees listed in Schedule 5.22(a) hereto shall continue to be employees of the Company, and none shall have expressed or communicated to the Company any grievance or any intent to leave or contemplation of leaving the Company's employ.

          (b) At least ninety percent (90%) of the employees listed in Schedule 5.22(b) hereto shall continue to be employees of the Company, and such ninety percent (90%) of such employees shall not have expressed or communicated to the Company any grievance or intent to leave or contemplation of leaving the Company's employ.

     5.23 Release of Security Interests. The guarantors of the Bank Loan shall have executed and delivered to the Purchaser a release of the related security interests in form and substance reasonably satisfactory to the Purchaser, upon payment of the Bank Loan in accordance with Section 6.10.

     5.24 Holders of Unexercised Options. Each holder of outstanding, unexercised Stock Options shall have executed and delivered to the Company an instrument in the form agreed to by the Purchaser and the Company on the date of this Agreement regarding the tax treatment of such Stock Options.

     5.25  Restricted Shares.  The Company shall have delivered to the Purchaser
(i) evidence reasonably satisfactory to the Purchaser that each Person that at any time received Restricted Shares timely filed an election under Section 83(b) of the Code with respect to such Restricted Shares or (ii) an instrument executed and delivered by each such Person with respect to the consequences of the failure by such Person to file timely such election, including, in form and substance reasonably satisfactory to the Purchaser a release of the Company and addressing payment of any tax obligations and such other matters required by Purchaser.


                                   ARTICLE VI
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The Company's obligations to engage in the Merger are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser and Merger Sub contained in this Agreement that are qualified by reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     6.2 Good Standing and Other Certificates.

          (a) Purchaser. The Purchaser shall have delivered to the Company (i) a copy of the Purchaser's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of North Carolina as of the Closing Date or any of the five preceding business days, (ii) a certificate from the Secretary of State of North Carolina to the effect that the Purchaser exists in North Carolina and listing all charter documents of the Purchaser on file as of the Closing Date or any of the five preceding business days, (iii) a copy of the bylaws of the Purchaser, certified by an officer of the Purchaser as being true and correct and in effect on the Closing Date, and (iv) a copy of resolutions, certified as of the Closing Date by an officer of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby.

          (b) Merger Sub. Merger Sub shall have delivered to the Company (i) a copy of Merger Sub's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of North Carolina as of the Closing Date or any of the five preceding business days, (ii) a certificate from the Secretary of State of North Carolina to the effect that Merger Sub exists in North Carolina and listing all charter documents of Merger Sub on file as of the Closing Date or any of the five preceding business days,
     (iii) a copy of the bylaws of Merger Sub, certified by an officer of Merger Sub as being true and correct and in effect on the Closing Date, and (iv) a copy of resolutions, certified as of the Closing Date by an officer of Merger Sub, adopted by the Board of Directors and shareholder of Merger Sub and authorizing the execution and delivery by Merger Sub of this Agreement and the other Transaction Documents to which Merger Sub is a party, the performance by Merger Sub of its obligations hereunder and thereunder and the consummation by Merger Sub of the transactions contemplated hereby and thereby.

     6.3 Performance of Agreements. All of the agreements of the Purchaser and Merger Sub to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     6.4 Opinion of Purchaser's Counsel. The Purchaser shall have furnished the Principal Shareholders with an opinion, dated and as of the Closing Date, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., in the form attached as Exhibit H.

     6.5 State Securities Permit. Purchaser shall have received all necessary states securities permits or other authorizations or confirmations as to the availability of an exemption from registration of the Purchaser Common Stock under the North Carolina Securities Act and Section 3(a)(10) of the Securities Act, and no proceedings shall be pending, or to the knowledge of Purchaser, threatened in writing by any securities administration to suspend the effectiveness of such exemption for the issuance of the Purchaser Common Stock in the Merger. Without limiting the foregoing, the Administrator shall have issued an Order approving the fairness of the terms and conditions of the Agreement and the issuance of the Purchaser Common Stock in connection therewith after a hearing conducted in accordance with Section 78A-30 of the General Statutes of North Carolina.

     6.6 Governmental and Other Approvals and Consents. All governmental and other consents and approvals concerning the Purchaser or Merger Sub, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated satisfactorily to the Company.

     6.7 Shareholder Approval. The holders of a majority of the Company's outstanding voting shares, and the holders of a majority of the shares of Series A Preferred Stock, voting as a separate class, shall have approved the Merger in accordance with the California Code.

     6.8 Plan of Merger. The Purchaser and Merger Sub shall have executed and delivered the Plan of Merger to the Company.

     6.9 Tax Opinion. The Company shall have received a written opinion of the Company's legal counsel, Riordan & McKinzie, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions and representations by the parties; provided, however, that if Riordan & McKinzie does not render such opinion, this condition shall nonetheless be satisfied if Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, or other counsel reasonably satisfactory to the Company, renders such opinion in form and substance reasonably satisfactory to the Company.

     6.10  Bank Loan.  Purchaser shall pay the Bank Loan at Closing  (subject to
Section 4.1), and deliver, or caused to be delivered, to the Company evidence of such payment.


                                   ARTICLE VII
                 CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

     7.1 Non-Competition; Non-Interference. Each Principal Shareholder listed on
Schedule 5.13 agrees, in partial consideration for the performance by the Purchaser and Merger Sub of the transactions contemplated by this Agreement and in recognition of the fact that such transactions reflect the acquisition for value by the Purchaser and Merger Sub of the Company and its rights, assets and liabilities, that such Principal Shareholder shall not:

          (a) from the Closing Date until the second (2nd) anniversary of the Closing Date, directly or indirectly, as an officer, director, shareholder, partner, associate, owner, employee, consultant, or otherwise, become or be interested in or associated with, work for and/or assist (including without limitation participating in academic or other research for the direct benefit of, or pursuant to an arrangement under which rights in the products of such research are held by) any other corporation, firm or business engaged in the same or a competitive business with the Company's or the Purchaser's business, as conducted as of the date of this Agreement or at any time prior to the expiration of the second anniversary of the Closing Date, including, without limitation, any Competing Activities (defined below), in a capacity connected with such entities' competitive activities in any county of any state of the United States, any of the United States or any other nation in which the Company or the Purchaser has an office or does business (directly or indirectly) or in any geographical area in which the Company or the Purchaser is engaged in, soliciting or doing business. For purposes of this subsection (a), direct or indirect ownership of not more than one percent (1%) of the issued and outstanding stock of a corporation, the shares of which are regularly traded on a national securities exchange or in the over-the-counter market, shall not be deemed to be a violation of the preceding sentence. For purposes of this subsection (a), "Competing
     Activities" shall mean the development, manufacture, marketing, distribution or sale of, or research directed to, Group III nitride materials or devices fabricated on or from such materials;

          (b) from the Closing Date until the second (2nd) anniversary of the Closing Date, directly or indirectly, solicit, interfere with the Company's or the Purchaser's relationships with, or entice away from the Company or the Purchaser any customer, supplier, person, firm or corporation who or which has, at any time during the eighteen (18) months immediately preceding the date of this Agreement or at any time during which such Shareholder was an employee of or consultant to the Purchaser, done business with the Company or the Purchaser, or offer employment to or procure employment for any person who has at any time during the eighteen
     (18) months immediately preceding the date of this Agreement or at any time during which such Shareholder was an employee of or consultant to the Purchaser been employed or engaged by the Company or the Purchaser;

          (c) use for any purpose or knowingly divulge, directly or indirectly, to any entity or person, any material information concerning the Company or the Purchaser's device designs, device structures, package design, epitaxial equipment and processes and other "know-how", processes, methods, research, development or marketing techniques, programs, standard operating procedures and practices, materials or plans, customer or vendor list or any other of the Company's or the Purchaser's trade secrets, confidential information, price lists or pricing policies, except information which is
     (i) in the public domain or (ii) becomes public knowledge through no fault of such Principal Shareholder or (iii) is required to be disclosed by court order or other government process or the disclosure of which is necessary to enable such Principal Shareholder to comply with applicable law. In the event that such Principal Shareholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, such Principal Shareholder promptly shall notify the Surviving Corporation and the Purchaser and take, at the expense of the Surviving Corporation or the Purchaser, all reasonably necessary steps requested by the Surviving Corporation or the Purchaser to defend against the enforcement of such court order or other government process, and permit the Surviving Corporation and the Purchaser to participate with counsel of its choice in any proceeding relating to the enforcement thereof; or

          (d) take or engage in any form or manner, directly or indirectly, any action which directly or indirectly is materially detrimental to the goodwill, name, business relationships and prospects, or operation of the Company or the Purchaser or is otherwise intended to be adverse to the Company or the Purchaser.

     It is the  desire  and intent of the  parties  to this  Agreement  that the provisions of this Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
Section 7.1 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     The parties  recognize that the performance of the  obligations  under this
Section 7.1 by each of the Principal Shareholders is special, unique and extraordinary in character, and that in the event of the breach by any such Shareholder of the terms and conditions of this Section 7.1 to be performed, the Purchaser shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 7.1, to enforce the specific performance thereof by such Shareholder or to enjoin such Shareholder from performing services for any such other person, firm or corporation.

     For purposes of this Section 7.1 only, the term "Purchaser" shall include the Purchaser and all affiliates of the Purchaser, including the Surviving Corporation, and the term "Company" shall include the Company and all affiliates of the Company.

     7.2 Fairness Hearing Application. Each of the parties to this Agreement shall, and shall cause their Affiliates to, use all reasonable efforts to cause the issuance of the Purchaser Common Stock to be exempt from registration under applicable federal and state securities Laws by filing as soon as practicable an application with the Secretary of State of the State of North Carolina pursuant to N.C. Gen. Stat. Section 78A-30 requesting a hearing upon the terms and conditions of the Merger to be held as soon as practicable after the filing of such application and taking all actions necessary or appropriate to comply with the requirements set forth therein. The Company and the Shareholders shall furnish to Purchaser the information to be included in such application. None of the parties to this Agreement shall make at such hearing, or include in any information supplied with such application or distributed at such hearing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.3 Pooling Restrictions and Related Matters.

          (a) Pooling of Interests Accounting. Neither the Company nor any Shareholder shall take, or fail to take, any action which would disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by the Purchaser or to be treated as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing, no Shareholder shall sell, transfer, pledge, or otherwise dispose of such Shareholder's interests in or reduce such Shareholder's risk relative to any of the shares of Purchaser Common Stock to be issued to such Shareholder pursuant to Section 1.1 above commencing as required by pooling of interests accounting and continuing until the Purchaser shall have published financial results covering at least 30 days of combined operations of the Purchaser and the Surviving Corporation after consummation of the Merger.

          (b) Stop Transfer Order. The Purchaser shall not be bound by any attempted transfer, sale or other disposition in violation of any of the restrictions set forth in this Section 7.3, and the Purchaser shall be entitled to deliver to the Purchaser's transfer agent an appropriate stop transfer order in connection therewith, pursuant to which such transfer agent shall refrain from registering any such attempted transfer, sale or disposition.

          (c) Certificate Legends. The certificates representing any shares of the Purchaser's Common Stock issued to a Rule 145 Affiliate set forth on
     Schedule 2.35 pursuant to Section 1.1 above shall bear legends in substantially the following form:

         "The shares represented by this certificate were issued pursuant to a business combination accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Cree, Inc. ("Cree") has published financial results covering at least 30 days of combined operations after the effective date of the exchange through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, or (2) in accordance with Rule 145 (in the case of shares issued to an individual who is not an affiliate of Cree).

         The certificates issued representing any shares of Purchaser Common Stock to a person who is not a Rule 145 Affiliate shall not bear any restrictive legend so long as the exemption under Section 3(a)(10) of the Securities Act with respect to the issuance of the Purchaser Common Stock is available at the Effective Time.

     7.4 Compliance with Employment and Consulting Agreements. Each of the Key Persons shall comply in all respects with any of the Employment and Consulting Agreements to which he is a party.

     7.5 Supplemental Disclosure. Subject to Section 4.3, each party shall give prompt notice to the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the other party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article V of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

     7.6 Employees; Continued Operations.

          (a) Prior to the Closing, the Company shall use its reasonable efforts to ensure that each person who is an officer or employee of the Company, and each person who is a consultant of the Company, shall, after the Closing, remain an employee or consultant, as the case may be, of the Company, until such person's employment or consulting arrangement expires or is terminated in accordance with its terms. Nothing herein shall be deemed or construed to give rise to a right of employment. As of the Closing, the Purchaser will make available to employees who continue in the employ, or become employed by, the Company, terms and conditions of employment, including employee benefit plans, that, taken as a whole, are comparable to the terms and conditions of employment, including employee benefit plans, provided to employees of the Company as of the date hereof and which are no less favorable than such employees' current employment terms; provided, however, that the terms and conditions of such employee benefit plans may be varied or eliminated at any time subsequent to the first anniversary of the Closing Date in a manner determined by the Compensation Committee of the Purchaser. Each such employee or consultant shall receive credit for his or her service with the Company for all purposes under such employee benefit plans.

          (b) It is the present intent of the parties that, as of and after the Closing, the Purchaser will conduct the business of the Company as described in Schedule 7.6.

          (c) The provisions of this Section 7.6 represent the present intent of the Purchaser, and the Purchaser will exercise good faith efforts to comply with the provisions of this Section 7.6. Notwithstanding anything to the contrary contained herein, it is understood that the Purchaser retains discretion to manage its business in the best interests of its shareholders, and that good faith modifications of or variances from these provisions in the exercise of such discretion are appropriate and permitted.

     7.7 Form S-8. Promptly after the Effective Date, Purchaser shall use its reasonable best efforts to file a Registration Statement on Form S-8 (or any successor form) under the Securities Act, covering the shares of Purchaser Common Stock issuable pursuant to outstanding Stock Options under the Company Plan assumed by Purchaser pursuant to Section 1.1(c)(iii). As soon as practicable after the date hereof and prior to the Closing, the Company will use its reasonable best efforts to cause all holders of assumed Stock Options to agree in writing not to exercise their options until Purchaser has filed a registration statement on Form S-8 in accordance with this section. The Company shall cooperate with and assist Purchaser in the preparation of such registration statement.

     7.8 Listing of Additional Shares. Promptly following the date hereof, Purchaser shall use its reasonable best efforts to file with the Nasdaq National Market, to the extent required, a Notification Form for Listing of Additional Shares with respect to the shares of Purchaser Common Stock issuable upon conversion of the Company Stock as a result of the Merger and upon exercise of Stock Options and Warrants to acquire Company Stock assumed by Purchaser as a result of the Merger.

     7.9 401(k) Plan. Prior to Closing, the Company's Board of Directors shall take all necessary and appropriate actions to approve the termination of the Company's 401(k) plan so that, after the Closing, Purchaser may complete such termination and provide for (i) a rollover of the assets of such plan to Purchaser's 401(k) plan or (ii) the distribution of the assets of such plan in a lump sum form to the plan's participants, as may be directed by such participants.

     7.10 Dissenters. During the period from the date of this Agreement to the Closing Date, the Company (and its officers, directors, employees, affiliates, agents and representatives) shall comply with all provisions of the California Code relating to dissenters' rights applicable to the Merger and other transactions contemplated hereby.

     7.11  Shareholder Meeting; Shareholder Approval; Information Statement.

          (a) The Company shall, subject to and in accordance with applicable Law and the Company's Organizational Documents, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock and Company Preferred Stock, voting as a separate class, as promptly as
     practicable  after  the  date  of  this  Agreement,   for  the  purpose  of
     considering and voting to approve and adopt this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. The shareholder vote required for the adoption and approval of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, shall be the vote required by the California Code and the Company's Organizational Documents. The Board of Directors of the Company shall recommend to the Shareholders that they vote in favor of the approval and adoption of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby and take all action reasonably necessary to solicit and obtain such approval.

          (b) In connection with such shareholder meeting, as soon as practicable after the date of this Agreement, the Company shall prepare an information statement (the "Information Statement") for distribution to its Shareholders. The Information Statement shall be subject to review by the Purchaser. The Company will cooperate with the Purchaser so as to coordinate the distribution on a timely basis of the Information Statement with any materials related to the fairness hearing referred to in Section 7.2.

     7.12 Director and Officer Indemnification. Purchaser agrees that all rights to indemnification now existing in favor of any director or officer of the Surviving Corporation, as provided in its Articles of Incorporation or bylaws, for acts or omissions occurring at or prior to the Effective Time, shall continue in full force and effect and that Purchaser shall not cause or allow the Surviving Corporation to modify such rights to indemnification.


                                  ARTICLE VIII
                 SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

     8.1 Survival of Representations. The respective representations and warranties of the Company, the Shareholders, the Purchaser and Merger Sub contained in this Agreement or in any schedule attached hereto shall survive the consummation of the Merger and the other transactions contemplated hereby and shall remain in full force and effect notwithstanding any investigation or examination of, or knowledge with respect to, the subject matter thereof by or on behalf of the Company, the Shareholders, Merger Sub or the Purchaser, as the case may be, until the first anniversary of the Closing Date (the period ending on such date is referred to as the "Representations Period"), except that (i) the representation and warranty in Section 2.20(i)(i) and (ii) shall expire at and as of the Effective Time, and (ii) such representations and warranties (including Section 2.20(i)(i) and (ii)) shall survive indefinitely in the event of fraud or intentional misrepresentation with respect thereto. No claim for indemnification pursuant to Section 8.2(a) or (f) based on an alleged breach of any such representation or warranty may be brought after the expiration of the Representations Period, except that claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration, including without limitation claims made with respect to actions anticipated in good faith, regardless of whether any action or demand has in fact been commenced, shall be deemed to have been brought prior to the end of the Representations Period (it being understood, without limitation, that any and all Losses arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the Representations Period in accordance with this Section 8.1).

     8.2 Indemnification.

          (a) Subject to the limitations set forth in this Article VIII, the Shareholders shall indemnify, defend and hold harmless the Purchaser, Merger Sub and their Affiliates (including the Company after the Merger), and all of their respective officers, directors, employees (other than the Key Persons), agents and shareholders (other than the Shareholders) (each, an "Indemnitee") to the fullest extent permitted in law or equity, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) net of actual tax benefits, and net of actual cash insurance recoveries or recoveries from indemnities of third parties (collectively, "Losses")
     relating to or arising from or in connection with (i) any misrepresentation, breach or violation of, or default in any of the representations, warranties, covenants, or agreements given or made by the Company or any Shareholder in or pursuant to this Agreement or any of the other Transaction Documents or in any other agreement or officer's certificate delivered to the Purchaser or Merger Sub in connection with this Agreement, (ii) the enforcement by the Purchaser of its rights pursuant to this Section 8.2, including any litigation, proceeding or investigation relating thereto, and (iii) any matter described in Schedule
     8.2. The Purchaser shall have no obligation to seek an insurance recovery or third party indemnification and if the Purchaser does so and obtains a recovery, the Purchaser's indemnity claim shall not be offset to the extent of the Purchaser's expenses in obtaining such recovery and an amount equal to anticipated premium increases for the following three (3) years.

          (b) Except with respect to any misrepresentation or non-fulfillment of the representations and warranties in Section 2.1 above, any breach of any post-Closing covenant, or any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, as to which (in each case) the Shareholders shall be liable to the Indemnities without limitation, notwithstanding the foregoing provisions of Section 8.2(a), (i) recovery from the Escrow Fund shall be the sole monetary recourse of any Indemnitee for claims under Section 8.2(a), and (ii) the Indemnitees shall not be entitled to indemnification under Section 8.2(a) above for any amount unless and until the aggregate of all amounts for which the Indemnitees would otherwise be entitled to be indemnified exceeds $500,000 (in the aggregate), all amounts in excess of which the Indemnitees shall be indemnified for as provided in this Section 8.2; provided, however, that any amounts arising under Schedule 8.2 shall be immediately subject to a claim of indemnity hereunder and shall not be subject to the $500,000 threshold set forth in this Section 8.2(b)(ii). Solely for purposes of determining whether the aggregate of all amounts for which the Indemnitees would otherwise be entitled to be indemnified exceeds $500,000, the amount of each indemnifiable claim and the aggregate amount of all indemnifiable claims shall not be limited by the definition of "material" in Section 10.1(i) below, or the use of the term "material" or its related forms in any representations or warranties. Accordingly, indemnifiable claims may consist of Losses (whether or not arising from a breach of an individual representation, warranty, covenant or indemnity) that individually or in the aggregate do not constitute material amounts, provided such amounts in the aggregate exceed $500,000. In no event shall the indemnification of Purchaser by the Shareholders be deemed to include indemnification against potential third party claims described in Section 2.20(i)(i) and (ii); provided, however, that for any such claims resulting from or arising out of the Company's or the Shareholders' fraud or other intentional or knowing misrepresentation, the Shareholders shall be jointly and severally liable to the Indemnitees without limitation.

          (c) The obligations of the Shareholders under this Section 8.2 shall be secured pursuant to the Escrow Agreement.

          (d) As of and after the Closing, the Surviving Corporation shall have no liability under this Agreement, and no Shareholder shall threaten or bring any claim or action whatsoever against the Surviving Corporation for contribution to any amounts payable under this Section 8.2 by such Shareholder.

          (e) The obligations to indemnify, defend and hold harmless pursuant to this Section 8.2 shall survive the consummation of the transactions contemplated by this Agreement.

          (f) After the Closing, subject to Section 8.1, Purchaser shall indemnify and hold harmless the Shareholders from and against any Losses relating to, arising from or in connection with (i) any misrepresentation, breach or violation of or default in any of the representations, warranties, covenants or agreements given or made by Purchaser or Merger Sub in this Agreement and (ii) the enforcement of the Shareholder's rights under this Section 8.2(f). Except in the case of fraud or other intentional or knowing misconduct or misrepresentation, the maximum aggregate recourse by the Company and the Shareholders (collectively) on account of breaches of this Agreement by the Purchaser or Merger Sub shall not exceed the amount determined by multiplying ten percent (10%) by the aggregate value (calculated with reference to the closing prices on the Closing Date) of the Purchaser Common Stock issued in the Merger at the Effective Time, and no claim shall be made unless the aggregate losses of the Shareholders exceeds $500,000, and only to the extent of such excess. No claim for indemnification pursuant to this Section 8.2(f) may be brought after the expiration of the Representations Period, except that claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration, including without limitation claims made with respect to actions anticipated in good faith, regardless of whether any action or demand has in fact been commenced, shall be deemed to have been brought prior to the end of the Representations Period. No claim for indemnity shall be made without the consent of the Shareholder Representative, who shall have the power to settle or otherwise resolve any claim on behalf of the Shareholders. In no event shall the Purchaser be obligated to indemnify the Shareholders for the reasonable fees and expenses of more than one counsel for all Shareholders (and local counsel, if appropriate).


                                   ARTICLE IX
                                   TERMINATION

     9.1 Termination.

          (a) The parties hereto shall be entitled to terminate this Agreement as follows, provided that no such termination shall limit or terminate any liability of one party to another for any breach hereof, and provided further that the provisions of Sections 7.1(c) (confidentiality), 8.2 (indemnification) and 10.7 (publicity) shall survive any such termination:

               (i) the parties hereto may terminate this Agreement by mutual written consent at any time;

               (ii) the Purchaser may terminate this Agreement by written notice to the Company on or prior to the Closing Date if the Company or any Shareholder shall have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and failed to cure the same within ten (10) days after written notice thereof from the Purchaser;

               (iii) the Company may terminate this Agreement by written notice to the Purchaser on or prior to the Closing Date if the Purchaser shall have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and failed to cure the same within ten (10) days after written notice thereof from the Company;

               (iv) the Purchaser or the Company may terminate this Agreement by written notice to the other if the consummation of the Merger shall not have occurred on or before May 31, 2000 (provided, that if the Secretary of State of North Carolina shall not have issued a permit with respect to the fairness of the Merger to the Shareholders of the Company prior to such date, the date shall be extended to June 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this subsection (iv) shall not be available to a party whose (or whose affiliate's) action or failure to act shall have been a principal cause of or resulted in the failure of the Merger to occur on or before such date; and

               (v) the Purchaser or the Company may terminate this Agreement by written notice to the other parties hereto on or prior to the Closing Date if any court or other governmental instrumentality of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement which order or injunction shall not have been lifted within ten (10) days of issuance thereof.

          (b) Notwithstanding approval of this Agreement and the Plan of Merger by the shareholders of Merger Sub and the Company, the parties hereto agree that termination of this Agreement shall constitute mutual termination and abandonment of the Plan of Merger and that, upon any such termination, neither Merger Sub nor the Company shall have any further rights or obligations under or arising out of the Plan of Merger; provided that in the event of termination under clauses 9.1(a)(ii) or (iii), no party shall be relieved of liability for its breach of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Definitions of Certain Terms. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

          (a) "Casualty" shall mean any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force.

          (b) "Code" shall mean the United States Internal Revenue Code of 1986 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (c)  "Contract"  shall  mean  any  contract,   agreement,   indenture,
     instrument or other binding commitment or arrangement of any kind.

          (d) "Encumbrance" shall mean any lien, encumbrance, security interest, mortgage, pledge, lease, option, easement, servitude, covenant, condition, restriction under any Contract, or other charge, restriction or claim of any kind.

          (e) "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (f) "Exchange Act" shall mean the federal Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (g) "HSR Act" shall mean the Federal Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (h) "Law" shall mean any national, federal, state, local or foreign law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license or other governmental restriction or requirement of any kind.

          (i) "Material Adverse Effect" shall mean any material adverse effect on the business, financial condition, results of operations, or prospects of the affected party, including without limitation any effect which prevents or impairs materially such party's performance of its obligations under, or the consummation of, this Agreement. When the term "material" is used with reference to the Company, a matter shall be deemed "material" if the matter involves or affects (i) in the case of Section 5.9, an amount or amounts in excess of $500,000 individually or in the aggregate and (ii) in all other cases, an amount in excess of $25,000 individually or in the aggregate with other like matters.

          (j) "Organizational Document" shall mean any certificate or articles of incorporation, bylaw, board of directors' or shareholders' resolution, or other corporate document or action comparable to any of the foregoing currently in effect.

          (k) "Permitted Encumbrance" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (except as otherwise provided below): (i) liens reflected in the Balance Sheet; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of, such property by the Company in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent or that are being contested in good faith; (iv) statutory Encumbrances, such as materialmen's, mechanics', carriers', workmens' and repairmens' liens and other similar liens arising in the ordinary course of business for amounts that are not yet due and delinquent or that are being contested in good faith; (v) pledges or deposits to secure obligations under workers' compensation laws or similar legislation; and (vi) Encumbrances related to bank credit facilities, capital lease obligations, obligations for borrowed money and purchase money mortgages and conditional sales contracts entered into in the ordinary course of business which will be retired at Closing.

          (l) "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government (or subdivision thereof) or other entity.

          (m) "Securities Act" shall mean the United States Securities Act of 1933 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (n) "Stock Acquisition Right" shall mean any option, warrant, right (preemptive or otherwise), call, commitment, conversion right, right of exchange, plan or other agreement of any character providing for the purchase, issuance or sale of any securities.

     10.2 Expenses. Each party hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its respective counsel.

     10.3 Remedies Not Exclusive. Except as specifically provided in Section 8.2, nothing in this Agreement shall limit or restrict in any manner any other rights or remedies any party hereto may have against any other party hereto at law, in equity or otherwise, including without limitation any such rights pursuant to the Escrow Agreement or any of the Employment and Consulting Agreements.

     10.4 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of North Carolina, without regard to the choice of law principles thereof. The parties acknowledge and agree that this Agreement is being executed and delivered in North Carolina.

     10.5 Further Assurances. In addition to the actions, documents and instruments specifically required by this Agreement or any other Transaction Document to be taken or delivered on or before the Closing Date or from time to time thereafter, each of the parties to this Agreement shall, before and after the Closing Date, without further consideration, take such other actions and execute and deliver such other documents and instruments as another party hereto reasonably may request in order to effect and perfect the transactions contemplated by this Agreement and the other Transaction Documents.

     10.6 Captions. The Article and Section captions used in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     10.7 Publicity. Except as otherwise required by applicable law, no party and no affiliate of any party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties' prior written approval of the contents and the manner of presentation and publication thereof.

     10.8 Notices. Notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

         If to the Purchaser or Merger Sub, to:

          Cree, Inc.
          4600 Silicon Drive
          Durham, North Carolina 27703
          Attention: Adam H. Broome, General Counsel and Secretary with a copy to its counsel,

                   Smith, Anderson, Blount, Dorsett, Mitchell &
                    Jernigan, L.L.P.
                   2500 First Union Capitol Center
                   Raleigh, North Carolina 27601
                   Attention: Gerald F. Roach, Esq.

         If to the Company or any Shareholder, to:

                   Nitres, Inc.
                   5655 Lindero Canyon Road
                   Suite 404
                   Westlake Village, California 91362
                   Attention: Fred A. Blum

         with a copy to its counsel:

                   Riordan & McKinzie
                   300 South Grand Avenue, 29th Floor
                   Los Angeles, California 90071
                   Attention: Thomas A. Waldman, Esq.

or to such other address or number as shall be furnished in writing by any such party in such manner, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

     10.9 Recovery of Litigation Costs. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or based on an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     10.10 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the other parties' prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     10.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be executed and delivered by facsimile or telecopy and any signature delivered by such means shall be deemed an original.

     10.12 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than the Confidentiality Agreement between the parties dated February 8, 2000, as amended. All exhibits and schedules referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

     10.13 Construction of Certain Disclosures. The representations and warranties set forth in Articles II and III above, respectively, are cumulative. The subject matter covered by any section of either such article shall not be exclusive as to such subject matter to the extent covered by another section of such article, and the specificity of any representation or warranty shall not affect or limit the generality of any other representation or warranty made or given by the same party.

     10.14 Amendments. This Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the parties hereto.

     10.15 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     10.16 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto.

                        [signatures appear on next page]

                      [signature page to Merger Agreement]

     IN WITNESS WHEREOF, the Purchaser, Merger Sub, the Company and the Principal Shareholders have caused their respective names to be hereunto subscribed individually or by their respective officers thereunto duly authorized, as the case may be, all as of the day and year first above written.

                           CREE, INC.


                             By: /s/ F. Neal Hunter

                               -------------------------------------
                               F. Neal Hunter
                               Chairman and Chief Executive Officer


                           CRYSTAL ACQUISITION, INC.


                           By: /s/ Charles M. Swoboda
                               -------------------------------------
                               Charles M. Swoboda
                               President


                           NITRES, INC.


                           By: /s/ Fred A. Blum
                               -------------------------------------
                               Fred A. Blum
                               President and Chief Executive Officer

                       [signatures continue on next page]

                      [signature page to Merger Agreement]

                             PRINCIPAL SHAREHOLDERS

                          [signature lines to follow]